UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐Preliminary Proxy Statement
☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒Definitive Proxy Statement
☐Definitive Additional Materials
☐Soliciting Material Pursuant to § 240.14a-12
Science Applications International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒No fee required
☐Fee paid previously with preliminary materials
☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11
SAIC® a premier Fortune 500® mission integrator focused on advancing the power of technology and innovation to serve and protect our world.
Our robust portfolio of offerings across the defense, space, civilian and intelligence markets includes secure high-end solutions in mission IT, enterprise IT, engineering services and professional services. We integrate emerging technology, rapidly and securely, into mission critical operations that modernize and enable critical national imperatives.
We are approximately 24,000 strong; driven by mission, united by purpose, and inspired by opportunities. Headquartered in Reston, Virginia, SAIC has annual revenues of approximately $7.5 billion. For more information, visit saic.com. For ongoing news, please visit our newsroom.
PURPOSE
Advance the power of
technology and
innovation to serve and
protect our world
VISION
We will be our nation’s
most trusted solutions
integrator to secure and
digitally evolve U.S.
critical missions with our
customers
MISSION
Partner with our
customers to transform
government, by creating
and integrating digital
solutions that address
national imperatives with
our diverse talent and
innovative tech
Integrity
Demand unwavering
honesty, ethics and
authenticity in yourself
and others
Innovation
Empower our people to
take appropriate risks
and leverage emerging
technology to solve our
customers’ most complex
problems
Inclusion
Respect and value
our people and
passionately partner
with our customers
and our communities
VALUES
Fiscal year 2025 saw the implementation of a new, multi-year growth strategy for SAIC. The company rapidly pivoted its portfolio, go-to-market, brand and culture toward integrating a broader set of emerging technologies into complex mission environments across U.S. defense, space, civilian and intelligence markets. The period was marked by investments in SAIC’s innovation ecosystem, to include increasing ventures in autonomous and AI technologies, expanding our native cloud, data and cyber capabilities and partnering strategically with commercial providers from start-ups to hyper-scalers. This enabled us to deploy faster and more secure solutions to advance SAIC’s customer missions and grow the company organically, profitably and strategically.
Along with SAIC’s Board of Directors, the Executive Leadership Team and I
are grateful for your support as we drove mission integration outcomes for our customers amidst the challenges of a dynamic operating environment.
Fiscal 2025 results reflect our ability to deliver in the near term while laying the groundwork for future success.
With a shifting industry landscape, our mission aligns with the government’s focus: expanding commercial technologies into the national security ecosystem with speed and precision and leveraging technology for efficiencies and improved citizen experiences in civilian markets.  We remain mission-focused, balanced and steadfast in partnership with our customers, our employees, and you, our shareholders.
I’m happy to share that fiscal 2025 delivered strong financial results.
Revenues increased $35 million to $7.48B, reflecting organic growth of
3.1% and increased adjusted diluted EPS of $9.13 by 16% as compared to fiscal year 2024. We returned $602M of capital to shareholders via $527M of share repurchases and $75M of dividends.
Our book of business remains solid, and our underlying business is improving due to our portfolio’s alignment with critical customer missions and the vital importance of our role as a mission integrator - serving as a bridge that efficiently connects existing governmental infrastructure with differentiated technology to rapidly respond to our customer’s needs.
Along with SAIC’s
Board of Directors, the
Executive Leadership Team
and I are grateful for your
support as we drove
mission integration outcomes
for our customers amidst
the challenges of a dynamic
operating environment.
Fiscal 2025 results reflect
our ability to deliver in the
near term while laying
the groundwork for
future success."
Letter to Our Shareholders
Toni Townes-Whitley
SAIC Chief Executive Officer
Letter to Our Shareholders
At SAIC, we hold dear our company’s core values – integrity, innovation and inclusion -- through respect and value for our people. As we begin fiscal year 2026, we are refining our portfolio and go-to-market activities, leveraging our commercial operating segment and innovation factory to expedite commercial tech solutions. We expect changes to the procurement environment that will place a greater emphasis on the infusion of technology to modernize our customers’ environment and further advance their missions. We see this rapid acceleration of modernization in direct alignment with our strategy, investments and demonstrated program execution.
We also remain disciplined in our investments and capital deployment, focusing on technology-enabled solutions and capabilities, secure multi-
cloud, digital engineering, operational artificial intelligence and secure data analytics and other mission-critical technologies desired by our customers.
I am proud of our fiscal year 2025 performance and am inspired by the passion and the commitment of our 24,000 employees who partner with our customers, efficiently and empathetically, transforming government on a daily basis.
On behalf of the Board of Directors, the leadership team and SAIC’s dedicated employees, I thank you for your continued confidence in SAIC.
Sincerely,
Toni Townes-Whitley
SAIC Chief Executive Officer
NOTICE OF VIRTUAL ANNUAL MEETING
OF STOCKHOLDERS
The annual meeting of stockholders of
Science Applications International
Corporation ("SAIC"), a Delaware
corporation, will be held on Wednesday,
June 4, 2025, at 9:00 a.m. (PT) as a
virtual meeting at
www.virtualshareholdermeeting.com/
SAIC2025. We believe that a virtual
annual meeting of stockholders provides
greater access to those who may want to
attend and, therefore, have chosen this
over an in-person meeting. In addition,
our Proxy Statement and our Annual
Report on Form 10-K for our fiscal year
ended January 31, 2025, are available at
www.proxyvote.com. Information on
these websites, other than these
materials, is not a part of the proxy
solicitation materials.
The foregoing items of business are fully
described in our Proxy Statement made
available on the Internet and, upon
request, in paper copy. Our Board of
Directors has set the close of business
on April 7, 2025 as the record date for
the determination of stockholders who
are entitled to notice of and to vote at the
annual meeting and at any and all
adjournments, postponements or
continuations thereof. A list of
stockholders entitled to vote at the
meeting will be available for inspection
for at least 10 days prior to the meeting.
If you are a stockholder and want to
inspect the stockholder list, please send
a written request to our Corporate
Secretary at Legal-
Department@saic.com to arrange for
electronic access to the stockholder list.
12010 Sunset Hills Road
Reston, Virginia 20190

Meeting information	Ways to vote

Date and time June 4, 2025 9:00 a.m. (PT)	Internet	Virtual Annual Meeting
Location www.virtualshareholdermeeting.com/ SAIC2025	Telephone
Record date April 7, 2025	Mail

Your vote is important
For specific instructions regarding how to vote, please refer to the questions and answers beginning on page 6 of this Proxy Statement or the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the virtual annual meeting and voting at the meeting if you so desire but will help us secure a quorum and reduce the expense of additional proxy solicitation.

Items of business

1	To elect eleven directors
2	To conduct a non-binding, advisory vote to approve the compensation of our named executive officers ("Say-on-Pay")
3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2026
4	To transact such other business as may properly come before the meeting or any adjournments, postponements or continuations of the meeting
By Order of the Board of Directors
Hilary L. Hageman | Corporate Secretary | Reston, Virginia | April 23, 2025

saic.com | 1
SUMMARY INFORMATION
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider, and you should carefully read the entire Proxy Statement as well as our Annual Report on Form 10-K for our fiscal year ended January 31, 2025, before voting.
Annual Meeting of Stockholders

• Time and Date:	9:00 a.m. (PT) on June 4, 2025
• Website:	www.virtualshareholdermeeting.com/SAIC2025
• Record Date:	April 7, 2025
• Voting:	Stockholders as of the record date are entitled to vote.
• Attendance:	All stockholders and their duly appointed proxies may attend the virtual meeting.
Meeting Agenda and Voting Recommendations

Agenda Item	Board Recommendation	Page
Proposal 1: Election of eleven directors.	FOR each nominee	10
Proposal 2: Approval of a non-binding, advisory vote to approve the compensation of our named executive officers ("Say-on-Pay").	FOR	37
Proposal 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2026.	FOR	71
Board Nominees
The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast by our stockholders.

	Age	Director Since	Principal Occupation	Committees
Garth N. Graham	50	2021	Director and Global Head of Healthcare for YouTube, LLC	• Compensation • Technology
Carolyn B. Handlon	67	2022	Former Financial Executive and Treasurer for Marriott International, Inc.	• Audit • Nominating
Yvette M. Kanouff	59	2019	Partner for JC2 Ventures	• Audit • Technology (Chair)
Timothy J. Mayopoulos	66	2015	Former President of Blend Labs, Inc.; former President & Chief Executive Officer of the Federal National Mortgage Association (Fannie Mae)	• Audit • Compensation • Nominating
Katharina G. McFarland	65	2019	Private Consultant and former Assistant Secretary of Defense (Acquisition), Dept. of the Army	• Nominating (Chair) • Technology
Milford W. McGuirt	68	2021	Former Managing Partner at KPMG, LLP	• Audit (Chair) • Nominating
Donna S. Morea	70	2013	Chair of SAIC's Board; former President of U.S., Europe, and Asia for CGI Group	• Compensation • Nominating
James C. Reagan	66	2023	Former Chief Financial Officer at Leidos Holdings, Inc.	• Audit • Compensation
Steven R. Shane	67	2013	Former partner at Accenture PLC	• Compensation (Chair) • Technology
John K. Tien, Jr.(1)	61	2024	Former Deputy Secretary of the U.S. Department of Homeland Security	• Nominating
Toni Townes- Whitley	61	2023	Chief Executive Officer of SAIC	• Technology
(1)Mr. Tien was appointed to the Board of Directors effective as of December 2, 2024.

2 | Science Applications International Corporation | 2025 Proxy Statement

SUMMARY INFORMATION
Corporate Governance Highlights

Board of Directors Independence
✓  Ten of Eleven Directors Qualify as Independent Directors
✓  Donna S. Morea is the Independent, Non-Executive Chair of the Board of Directors
✓  Mandatory Retirement Age for Independent Directors is 75 years
✓  Mandatory Retirement Age for Employee Directors is 65 years

Director Elections ✓ Annual Board of Directors Elections ✓ Directors Elected by a Majority of Votes Cast
Board of Directors Meetings in Fiscal 2025 ✓ Four Full Board of Directors Meetings ✓ Seven Independent Director-Only Sessions
Evaluating and Improving Board of Directors Performance
✓  Annual Board of Directors Self-Evaluation Required
✓  Annual Review of Independence of Board of Directors
✓  Committee Self-Evaluations Required
✓  Board of Directors Orientation/Education Programs

Aligning Director and Stockholder Interests ✓ Director and Executive Stock Ownership Guidelines ✓ Annual Equity Grant to Non-Employee Directors
Published Governance Policies and Practices (available at
investors.saic.com)
✓  Corporate Governance Guidelines
✓  Code of Conduct
✓  Charters for Committees of Board of Directors
✓  Position Description of Chair of Board of Directors

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TABLE OF CONTENTS

4 | Science Applications International Corporation | 2025 Proxy Statement

TABLE OF CONTENTS

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INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT
THE ANNUAL MEETING OF STOCKHOLDERS

6 | Science Applications International Corporation | 2025 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

FOUR DIFFERENT WAYS TO VOTE YOUR SHARES

By Internet
You may submit a proxy or voting instructions
over the Internet by going to
www.proxyvote.com or by scanning the QR
code on your proxy and voting instruction card
with a smart phone and following the
instructions.

By Mail If you received your proxy materials in the mail, you may complete, sign and return the accompanying proxy and voting instruction card in the postage-paid envelope provided.
INFORMATION ABOUT THE
ANNUAL MEETING OF STOCKHOLDERS

By Telephone You may submit a proxy or voting instructions by calling 1-800-690-6903 and following the instructions.

At The Virtual Annual Meeting
If you are a stockholder of record you may
electronically attend the virtual annual
meeting and vote your shares at
www.virtualshareholdermeeting.com/SAIC2025
during the meeting. You will need to provide
your 16-digit control number that is on your
Notice of Internet Availability of Proxy Materials
or your proxy card if you receive a printed copy
of the proxy materials by mail.

Proxy Statement
This Proxy Statement is being furnished to the stockholders of Science Applications International Corporation ("SAIC"), a
Delaware corporation, in connection with the solicitation of proxies by our Board of Directors ("Board") for use at our annual meeting of stockholders to be held on Wednesday, June 4, 2025, at 9:00 a.m. (PT) as a virtual meeting via webcast at
www.virtualshareholdermeeting.com/SAIC2025, and at any and all adjournments, postponements or continuations thereof. This
Proxy Statement and the proxy and voting instruction card are first being sent or made available to our stockholders on or about
April 23, 2025.
Information About Voting Rights and Solicitation of Proxies
Who is entitled to vote at the annual meeting?
Only stockholders of record of our common stock as of
the close of business on our record date of April 7, 2025,
are entitled to notice of, and to vote at, the annual
meeting. As of April 7, 2025, there were 47,167,287
shares of common stock outstanding. We have no other
class of capital stock outstanding.
Who may attend the annual meeting?
All stockholders as of our record date of April 7, 2025, or
their duly appointed proxies, may attend the virtual
annual meeting as well as vote and submit questions
during the webcast of the meeting by visiting
www.virtualshareholdermeeting.com/SAIC2025 and
entering the 16-digit control number included in our
Notice of Internet Availability of Proxy Materials or on
your Proxy card (if you received a printed copy of the
proxy materials).
Why hold a virtual annual meeting?
We believe that a virtual stockholder meeting provides
greater access to those who may want to attend our
annual meeting and, therefore, have chosen this over an
in-person meeting. We ensure that at our virtual annual
meeting, all attendees are afforded the same rights and
opportunities to participate as they would at an in-person
meeting. These procedures include the ability for
stockholders to ask questions during the course of the
meeting, post appropriate questions received during the
meeting for review by other participants, review our
corresponding answers to such questions on our
Investor Relations website at investors.saic.com as soon
as possible after the meeting and access technical
support staff during the meeting in the event of
difficulties arising from the use of the virtual meeting
platform. We continue to receive positive feedback from
our stockholders as we adopt best practices and new
technologies for our annual meeting, Proxy Statement
and related materials. We evaluate annually the method

saic.com | 7

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS
of holding the annual meeting, taking into consideration
the above factors as well as business and market
conditions and the proposed agenda items. We continue
to believe that holding our annual meeting virtually over
the internet is the right approach for our company, as it
enables more of our geographically diverse base of
stockholders to participate in our annual meeting.
What constitutes a quorum?
The presence, either in person or by proxy, of the
holders of a majority of the total voting power of the
shares of common stock outstanding as of April 7, 2025,
is necessary to constitute a quorum and to conduct
business at the annual meeting. Abstentions and broker
“non-votes” will be counted as present for purposes of
determining the presence of a quorum.
What is a broker “non-vote”?
A broker “non-vote” occurs when a broker, bank or other
nominee holding shares for a beneficial owner does not
vote on a particular proposal because the nominee does
not have discretionary voting power with respect to that
matter and has not received voting instructions from the
beneficial owner. In tabulating the voting results for a
particular proposal, broker “non-votes” are not
considered entitled to vote on that proposal. Broker
“non-votes” will not have an effect on the outcome of any
matter being voted on at the meeting, assuming a
quorum is present.
Unless you provide voting instructions to any broker
holding shares on your behalf, your broker may not use
discretionary authority to vote your shares on any of the
matters to be considered at the annual meeting other
than the ratification of our independent registered public
accounting firm. Please vote your shares or provide
voting instructions to your broker so your vote can be
counted.
How many votes am I entitled to?
Each holder of common stock will be entitled to one vote
per share, in person or by proxy, for each share of
common stock held in the stockholder’s name as of
April 7, 2025, on any matter submitted to a vote of
stockholders at the annual meeting.
How do I vote my shares?
Shares of common stock represented by a properly
executed and timely proxy will, unless it has previously
been revoked, be voted in accordance with its
instructions. In the absence of specific instructions, the
shares represented by a properly executed and timely
proxy will be voted in accordance with the Board’s
recommendations as follows:
•FOR all of the company’s nominees to the Board;
•FOR the approval, on a non-binding, advisory basis, of
the compensation of our named executive officers
("Say-on-Pay"); and
•FOR the ratification of the appointment of Ernst & Young
LLP as our independent registered public accounting
firm for our fiscal year ending January 30, 2026.
No other business is expected to come before the
annual meeting; however, should any other matter
properly come before the annual meeting, the proxy
holders intend to vote such shares in accordance with
their best judgment on any additional matter.
You may revoke a previously delivered proxy by
delivering written notice of revocation to Hilary L.
Hageman, our Corporate Secretary, or by executing a
later dated proxy and giving written notice of the
revocation to our Corporate Secretary at any time before
the proxy is voted at the annual meeting. If you
submitted your proxy by Internet or by telephone, you
can vote again by voting over the Internet or by
telephone. We will honor the latest vote received. Proxy
holders will vote shares represented by written proxies, if
properly signed and returned to our Corporate Secretary,
in accordance with instructions of the stockholders.
What are the voting deadlines?
For shares not held in the Science Applications
International Corporation Retirement Plan (the “SAIC
Retirement Plan”), the deadline for submitting a proxy
using the internet or the telephone is 11:59 p.m. (ET) on
June 3, 2025. For shares held in the SAIC Retirement
Plan, the deadline for submitting voting instructions
using any of the allowed methods is 11:59 p.m. (ET) on
June 1, 2025.
How are the shares held by the SAIC Retirement
Plan voted?
Each participant in the SAIC Retirement Plan has the
right to instruct Vanguard Fiduciary Trust Company
("Vanguard"), as trustee of the SAIC Retirement Plan
(the “SAIC Trustee”), on a confidential basis, how to vote
his or her proportionate interests in all shares of
common stock held in the SAIC Retirement Plan. The
SAIC Trustee will vote all shares held in the SAIC
Retirement Plan for which no voting instructions are
received in the same proportion as the shares for which
voting instructions have been received by participants in
the SAIC Retirement Plan. The SAIC Trustee’s duties
with respect to voting the shares of common stock in the
SAIC Retirement Plan are governed by the fiduciary
provisions of the Employee Retirement Income Security
Act of 1974, as amended (“ERISA”). The fiduciary
provisions of ERISA may require in certain limited

8 | Science Applications International Corporation | 2025 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS
circumstances that the SAIC Trustee override the votes
of participants with respect to the shares of common
stock held by the SAIC Trustee.
How are the shares held by the SAIC Stock Plans
voted?
Under the terms of our Management Stock
Compensation Plan and Key Executive Stock Deferral
Plan (collectively, the "SAIC Stock Plans"), Newport
Trust Company ("NTC"), as trustee of the SAIC Stock
Plans, has the power to vote the shares of common stock
held in the SAIC Stock Plans. NTC will vote all those
shares in the same proportion that our other stockholders
collectively vote their shares of common stock. If you are
a participant in any of the SAIC Stock Plans, you do not
have the right to instruct NTC how to vote or to otherwise
vote your proportionate interests in the shares of
common stock held in such SAIC Stock Plan.
What is the difference between a “stockholder of
record” and a “beneficial” holder?
These terms describe how the ownership of your shares
is reflected on the books of our transfer agent,
Computershare. If your shares are registered directly
with Computershare as a transfer agent, then you are a
“stockholder of record” of these shares. If your shares
are held in an account at a broker, bank, trust or other
similar organization, then you are a “beneficial” holder of
these shares. The organization holding your account is
considered the stockholder of record for purposes of
voting at the annual meeting. As a beneficial owner, you
have the right to instruct the organization on how to vote
the shares held in your account. If you wish to vote in
person at the virtual annual meeting, you must obtain a
valid proxy from the organization holding the shares.
Who is soliciting these proxies?
We are soliciting these proxies and the cost of the
solicitation will be borne by us, including the charges and
expenses of persons holding shares in their name as
nominee incurred in connection with forwarding Proxy
Materials to the beneficial owners of those shares. We
have retained Morrow Sodali LLC to assist in the
solicitation of proxies for the annual meeting for a fee of
approximately $10,000 plus reimbursement of out-of-
pocket expenses. In addition to the distribution of the
Proxy Materials by mail and through the Notice of
Internet Availability of Proxy Materials described below
under the caption "Internet Availability of Proxy
Materials," proxies may be solicited by our officers,
directors and employees in person, by telephone or by
email. These individuals will not be additionally
compensated for such solicitation but may be
reimbursed for reasonable out-of-pocket expenses
incurred in connection with such solicitation.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the
Securities and Exchange Commission (“SEC”) called
“householding.” Under this procedure, we send only one
Proxy Statement and one annual report to eligible
stockholders who share a single address, unless we
have received instructions to the contrary from any
stockholder at that address. This practice is designed to
reduce our printing and postage costs. Stockholders who
do not participate in householding will continue to
receive separate proxy and voting instruction cards. We
do not use householding for any other stockholder
mailings.
If you are a registered stockholder residing at an
address with other registered stockholders and wish to
receive a separate copy of the Proxy Statement or
annual report, or if you do not wish to participate in
householding and prefer to receive separate copies of
these documents in the future, please contact our
mailing agent, Broadridge, either by calling toll-free
at (866) 540-7095, or by writing to Broadridge,
Householding Department, 51 Mercedes Way,
Edgewood, New York 11717. If you own shares through
a bank, broker or other nominee, you should contact the
nominee concerning householding procedures. We will
promptly deliver a separate copy of the Proxy Statement
or annual report to you upon request.
If you are eligible for householding, but you and other
stockholders of record with whom you share an address
currently receive multiple copies of the Proxy Statement
or annual report and you wish to receive a single copy of
each of these documents for your household, please
contact our mailing agent, Broadridge, at the telephone
number or address indicated above to bring this to our
mailing agent’s attention.
Where can I find the voting results of the annual
meeting?
We intend to announce preliminary voting results at the
annual meeting and publish final results in a Current
Report on Form 8-K to be filed with the SEC within four
business days of the annual meeting.

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INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS
Internet Availability of Proxy Materials
As permitted by the rules and regulations of the SEC, we are using the Internet as a means of furnishing proxy materials to our stockholders. We believe this method makes the proxy distribution process more efficient, lowers costs and helps in conserving natural resources.
On or about April 23, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including the proxy statement and annual report. The Notice of Internet
Availability of Proxy Materials also instructs you on how to access your proxy and voting instruction card to be able to vote through the Internet or by telephone. Other stockholders, in accordance with their prior requests, and employees with regular access to email through their company email address have received email notification of how to access our proxy materials and vote via the Internet or by telephone or have been mailed paper copies of our proxy materials and a proxy and voting instruction card.
The Proxy Statement and Annual Report are available at www.proxyvote.com.

10 | Science Applications International Corporation | 2025 Proxy Statement

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PROPOSAL 1 - ELECTION OF DIRECTORS
PROPOSAL 1 -
ELECTION OF DIRECTORS
The Board unanimously
recommends a vote FOR
each nominee.
At the annual meeting, eleven directors are to be elected to serve for one-year terms and to hold such position until each director’s successor is elected and qualified unless any of the directors resign or are removed prior to the end of their respective term. All nominees have been nominated by the Board based on the recommendation of the Nominating and Corporate
Governance Committee thereof. To the best knowledge of the Board, all of the nominees are able and willing to serve. Each nominee has consented to be named in this Proxy Statement and to serve if elected. Each nominee listed below is currently a director of the company and, other than Mr. Tien, each was elected by the stockholders at our 2024 annual meeting of stockholders. Mr. Tien was elected to serve as a director by the Board effective as of December 2, 2024, and is standing for election by our stockholders as a director of the company for the first time at this year’s annual meeting. Mr. Tien was first identified as a potential director candidate by one of our current non-executive directors. The candidate went through the company's rigorous vetting process, including full background checks, and was selected based on his excellent credentials and financial acumen. Mr. Tien was then evaluated by the Nominating and Corporate Governance Committee in advance of its recommendation of his service as a director.

12 | Science Applications International Corporation | 2025 Proxy Statement

PROPOSAL 1 - ELECTION OF DIRECTORS
Majority Voting Standard in Uncontested Director Elections
We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, nominees must receive more “for” than “against” votes to be elected without further action. Abstentions and broker non-votes are not counted as votes cast. As provided in our bylaws, a “contested election” is one in which the number of nominees exceeds the number of directors to be elected. The election of directors at the 2025 annual meeting of stockholders is an uncontested election.
If an incumbent director receives more “against” than “for” votes, he or she is expected to tender his or her resignation in accordance with our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee will consider the offer of resignation and recommend to the Board the action to be taken. The Board will promptly disclose its decision as to whether to accept or reject the tendered resignation in a press release, Current Report on Form 8-K or other public announcement.
Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted as instructed in the proxy. In the absence of specific instructions, the shares represented by properly executed, timely received and unrevoked proxies will be voted “for” each nominee. If any of the nominees listed below becomes unable to stand for election at the annual meeting, the proxy holders intend to vote for any person designated by the Board to replace the nominee unable to serve.
Recommendation of the Board of Directors
The Board unanimously recommends a vote FOR each nominee.

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PROPOSAL 1 - ELECTION OF DIRECTORS
Nominees for Election to the Board of Directors
Set forth below is a brief biography of each nominee for election as a director and a brief discussion of the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that the nominee should serve as a director of our company.
The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending to stockholders a group of nominees with complementary skills and a diverse mix of backgrounds, perspectives and expertise beneficial to the broad business diversity of the company. Our board membership criteria and director nomination process are described in the
“Corporate Governance” section of this Proxy Statement.
Dr. Garth N. Graham

Select Qualifications and Skills:
Leadership and Executive Management Experience: Since January 2021,
Dr. Graham has served as the Director and Global Head of Healthcare for
YouTube, LLC, an online video-sharing platform and subsidiary of Alphabet Inc.
(Nasdaq: GOOGL). From 2019 until 2021, Dr. Graham served as the Chief
Community Health Officer for CVS Health Corporation (NYSE: CVS), a
diversified health services company, and from 2013 until 2019, he served in various roles for Aetna Inc., a health insurance company, including as the
President of the Aetna Foundation and the Vice President for Community
Health. In April 2021, Dr. Graham became a member of the Board of
Directors for Modivcare Inc. (Nasdaq: MODV), a technology-enabled healthcare services company.
Healthcare and Industry Expertise: Dr. Graham holds a medical degree from
Yale School of Medicine, and a Master of Public Health from Yale School of
Public Health. A cardiologist and professor of medicine, he was Deputy
Assistant Secretary to the U.S. Health and Human Services Department under
Presidents Barack Obama and George W. Bush, in addition he led the Office of
Minority Health and the federal government’s first National Health Disparities
Plan. An elected member of the National Academy of Medicine, he contributes to several boards including the Institute of Medicine Board on Population
Health, the National Quality Forum, and the National Heart, Lung, and Blood
Institute Advisory Council.
The Board believes that Dr. Graham’s extensive healthcare expertise and leadership qualifications in various senior roles within the healthcare arena provides a unique and dynamic skill set to the Board.

Age: 50 Director since: 2021 Independent Committees: Compensation; Technology
Carolyn B. Handlon

Select Qualifications and Skills:
Leadership and Executive Management Experience: Served in various financial leadership roles for over 35 years, including 17 years as Executive
Vice President, Finance and Treasurer, with Marriott International, Inc. Prior to joining Marriott, Ms. Handlon worked for the Overseas Private Investment
Corporation and for the Continental Illinois National Bank and Trust.
Financial Expertise: Over 40 years of financial experience in the areas of global capital markets, global investment and real estate lending, financial strategy and risk management, global cash operations, mergers and acquisitions, and corporate finance.
Director Experience: Ms. Handlon currently serves on the Board of Directors for Invesco Mortgage Capital and Apple Hospitality REIT, Inc. (Nasdaq: APLE).
Ms. Handlon's extensive background in the financial and global market industry along with her senior leadership experience provide significant value to our Board.

Age: 67 Director since: 2022 Independent Committees: Audit; Nominating

14 | Science Applications International Corporation | 2025 Proxy Statement

PROPOSAL 1 - ELECTION OF DIRECTORS
Yvette M. Kanouff

Select Qualifications and Skills:
Leadership Experience: Currently serves as a Partner for JC2 Ventures, a
Silicon Valley based venture capital firm. Prior to her current role, Ms. Kanouff served from 2014 to 2019 as the Senior Vice President and General Manager
for the service provider business line of Cisco Systems, Inc., a global leader in information technology, networking and cybersecurity solutions. Prior to her role with Cisco, from 2012 to 2014, Ms. Kanouff served as Executive Vice President of Engineering and Technology for Cablevision Systems Corporation, a cable television provider and multiple system operator, and from 2010 to 2012, served as President of SeaChange International, a video management solutions provider.
Director Experience: Ms. Kanouff has served on the Board of Directors for
Entegris, which manufactures and supplies microcontamination control products, specialty chemicals, and advanced materials handling solutions for manufacturing processes in the semiconductor and other high-technology industries, since 2021. She has served on the board of Sprinklr, a firm that develops software for customer experience management, since 2018, and
Amdocs, a software and services provider to communications and media companies, since 2020. Ms. Kanouff also serves on boards of private companies as a part of her role at JC2 Ventures. Ms. Kanouff holds a Corporate
Board Certificate from Harvard Business School.
The Board believes that Ms. Kanouff’s diverse background in the technology industry, with over 25 years of extensive leadership positions and experience, combined with a solid strategy and investment background, provide great insight and value to our Board.

Age: 59 Director since: 2019 Independent Committees: Audit; Technology (Chair)
Timothy J. Mayopoulos

Select Qualifications and Skills:
Leadership Experience: Previously served as President and Chief Executive
Officer of the Federal National Mortgage Association, known as Fannie Mae, from June 2012 until October 2018. Appointed by the FDIC following the failure of Silicon Valley Bank. N.A, to serve as President and Chief Executive Officer of Silicon Valley Bridge Bank, N.A for a period of weeks in March 2023.
Served as President of Blend Labs, Inc., a Silicon Valley enterprise software company, from April 2019 until March 2023.
Executive Management and Legal Expertise: In addition to his recent executive leadership roles as President of Blend Labs and President and CEO of Fannie Mae, Mr. Mayopoulos was Chief Administrative Officer of Fannie
Mae from 2010 to 2012, and General Counsel and Corporate Secretary of
Fannie Mae from 2009 to 2012. Prior to joining Fannie Mae, he was Executive
Vice President and General Counsel of Bank of America Corporation.
Financial Expertise: Mr. Mayopoulos has held executive leadership roles in financial institutions that have required significant financial expertise and capital markets knowledge. He also serves on the Credit Risk and Finance
Committee, previously served on the Audit Committee and Chairs the
Operational Risk Committee of the Board of Directors of LendingClub
Corporation, a fintech marketplace bank..In addition, Mr. Mayopoulos possesses extensive venture capital experience through his private company board service.
Director Expertise: In addition to Mr. Mayopoulos' service as a member of the
Board of Directors for LendingClub Corporation, he also serves on the Board of
Directors for Blend Labs, Inc., a digital lending platform, and the Board of
Directors for Valon Technologies, Inc., a digital mortgage servicing company, and Bilt Technologies, a payments and credit card company.
Mr. Mayopoulos has over 30 years of professional experience. His valuable contributions to our Board include his executive management experience, his experience in finance and capital markets, his legal background and his experience operating in highly regulated businesses.

Age: 66 Director since: 2015 Independent Committees: Audit; Compensation; Nominating

saic.com | 15

PROPOSAL 1 - ELECTION OF DIRECTORS
Katharina G. McFarland

Select Qualifications and Skills:
Leadership Experience:  With over 30 years of government service,
Katharina McFarland is widely recognized as a leading subject-matter expert on government procurement, science and technology (as Co-Chair of the Army
Science Board and prior Chair of the Board of Army Research and
Development at the National Academies of Science), IT, cyber, and AI as
Commissioner of the National Security Commission on Artificial Intelligence, and
Procurement as a Director on the Procurement Round Table. She also serves as a member of the NASA Aerospace Safety Advisory Council. Ms. McFarland was
previously the Assistant Secretary of Defense for Acquisition (2012 to 2017) and
acting Assistant Secretary of the Army (Acquisition, Logistics & Technology)
(2016 to 2017). She was President of the Defense Acquisition University from
2010 to 2012. From 2006 to 2010, Ms. McFarland was the Director of
Acquisition, Missile Defense Agency.
Director Experience: Ms. McFarland has extensive public and private Board experience and served as a Director for Engility from 2017 to January 2019.
She has served on the Board of Directors for Transphorm Inc. from January
2021 to July 2024, and served on the Board of Directors for Virgin Orbit from
November 2021 to August 2023. In addition, Ms. McFarland has served on a number of various advisory boards and council positions, including those at
Rafael Systems Global Sustainment Group, Skylo, and Gambit.
Ms. McFarland brings substantial experience in defense acquisition, program management, logistics and technology. In particular, her experience with the
U.S. Department of Defense, Department of the Army, and Intelligence
Community procurement provides valuable insight to the Board.

Age: 65 Director since: 2019 Independent Committees: Nominating (Chair); Technology
Milford W. McGuirt

Select Qualifications and Skills:
Leadership and Executive Management Experience: Served as Managing
Partner of the Atlanta office and Mid-South Area of KPMG from January 2015 until his retirement in September 2019. During a 33-year career at KPMG,
Mr. McGuirt held a number of leadership positions, including as a senior partner and the National Audit Sector Leader and National Industry Leader for
the firm’s higher education practice. Prior to joining KPMG, Mr. McGuirt served as an audit manager with Coopers & Lybrand.
Financial Expertise: Over 41 years of financial experience in the areas of public accounting and auditing with Big 4 international and consulting firms, including 29 years as a Partner at KPMG.
Director Experience: Mr. McGuirt served on the board of HD Supply as an independent director and member of the audit and nominating and corporate governance committee from July to December of 2020, and currently serves on the board of Oxford Industries, Inc. since July of 2020, and private company
Chick-fil-A, Inc. since October 2021. In addition, Mr. McGuirt also previously served on KPMG’s Nominating Committee of the Board of Directors as well as the KPMG Diversity Advisory Board and KPMG Foundation.
Mr. McGuirt’s decades of extensive experience in the financial industry, specifically in the accounting and auditing fields, as well as over 30 years of leadership roles, make him a great asset to the Board and his financial insight will be greatly beneficial to our company.

Age: 68 Director since: 2021 Independent Committees: Audit (Chair); Nominating

16 | Science Applications International Corporation | 2025 Proxy Statement

PROPOSAL 1 - ELECTION OF DIRECTORS
Donna S. Morea

Select Qualifications and Skills:
Leadership and Executive Management Experience: Served as President of
CGI Technology and Solutions, Inc. ("CGI"), a wholly-owned U.S. subsidiary of
CGI Group, one of the largest independent information technology firms in North
America, from May 2004 until her retirement at the end of 2011. Ms. Morea also served as a Director for CGI from February 2012 to May 2013. Ms. Morea currently serves on the Board of Directors of Truist (NYSE:TFC) and is an
Operating Executive of The Carlyle Group, where she focuses on technology and business services. Ms. Morea is also a member of the Advisory Board of
Blue Delta Capital Partners
Industry Knowledge and Experience: Information and Technology
Expertise: Over 30 years of experience; nationally recognized executive in IT professional services management; and led CGI’s IT and business process services in the U.S., EMEA and Asia Pacific for large enterprises in financial services, healthcare, telecommunications and government.
Director Experience: Ms. Morea served as a member of the Board of Directors of SunTrust Banks, Inc. from 2012 until December 2019 and Truist Financial
Corp. since December 2019. She also served on the Board of KLDiscovery Inc.
from April 2016 until June 2023. Ms. Morea also serves on the boards of Carlyle portfolio companies.
The Board believes that Ms. Morea’s executive management experience and information technology expertise provide valuable leadership experience and market knowledge of a significant segment of our business.

Age: 70 Director since: 2013 Independent Chair of the Board Committees: Compensation; Nominating
James C. Reagan

Select Qualifications and Skills:
Leadership and Executive Management Experience: Served as Executive
Vice President & Chief Financial Officer for Leidos Holdings, Inc. ("Leidos") from
July 2015 until his retirement in June 2021. Prior to joining Leidos, Mr. Reagan served as Chief Financial Officer for several organizations including Vencore,
Inc., a defense contractor serving the Intelligence Community and Department of Defense, and at PAE, Inc. Mr. Reagan was also the CFO of Aspect
Communications until 2005 and held several senior roles at MCI
Telecommunications.
Industry Knowledge and Experience: Over 18 years of experience in the government services industry across a vast set of areas including cybersecurity and intelligence, information technology and healthcare, and national security.
Mr. Reagan also possesses expertise in software, telecommunications, and real estate.
Financial Expertise: Over 40 years of experience as a financial leader across a diverse set of industries with extensive experience in transactional mergers and acquisitions and business process optimization to drive shareholder growth. He has been a licensed CPA in the Commonwealth of Virginia since 1982.
The Board believes that Mr. Reagan’s financial expertise and his deep knowledge and experience in the government services market gained through decades of serving major companies in our industry provide important contributions to the Board.

Age: 66 Director since: 2023 Independent Committees: Audit; Compensation

saic.com | 17

PROPOSAL 1 - ELECTION OF DIRECTORS
Steven R. Shane

Select Qualifications and Skills:
Leadership: Served as a Partner of Accenture plc ("Accenture"), a
management consulting, technology and outsourcing services firm, until his retirement in 2011 after a 30-year career.
Financial Expertise and Industry Experience: Consulting and Technology
Systems: While at Accenture, Mr. Shane was the Managing Partner of the
North America Public Service business responsible for Accenture’s U.S.
federal, state and local and Canadian federal and provincial business. He also held several other senior management positions, including those where he led consulting engagements for many of the largest banking institutions in the
United States. Following his retirement from Accenture in 2011, Mr. Shane joined LH&P, LLC ("LH&P"), a boutique consulting company, where he currently serves as a consultant and provides strategic, organizational and business advice to senior executives in some of the largest U.S. financial services companies.
Director Experience: Mr. Shane previously served on the Board of Directors for ZPower, LLC, a battery technology company, from 2003 until his voluntary retirement in 2019. Mr. Shane has served, since 2013, as an advisor on the
Maximus Federal Services Board, an outsourcing company that provides business process services to government health and human services agencies until his voluntary retirement in the fall of 2022. He also served as a Director for
Dispersive Networks, LLC, a virtual network solutions provider, from 2014 until his voluntary retirement in January 2020.
The Board believes that Mr. Shane’s expertise in financial matters and the implementation of significant, mission-critical technology systems for the U.S.
government as well as state and local governments offer perspectives that our
Board considers valuable to us as a leading provider of technical, engineering and enterprise information technology services to government customers.

Age: 67 Director since: 2013 Independent Committees: Compensation (Chair); Technology
John K. Tien, Jr.

Select Qualifications and Skills:
Leadership Experience: Mr. Tien has extensive leadership experience in the
U.S. Federal Government, U.S. military, private sector, and the non-profit sector.  His most recent role was as the Senate confirmed Deputy Secretary of the U.S. Department of Homeland Security (DHS) in the Biden Administration
from June 2021 to July 2023, the second highest-ranking official in DHS. Prior to then, from 2011 to 2021, Mr. Tien was a senior executive in Citigroup, leading teams in various senior leadership up through managing director. From
2020-20121 he served as Head of Business and Process Re-Engineering
Transformation for Citigroup’s entire U.S. Consumer Bank, from 2016-2020 served Chief Operating Officer (COO) and Chief Technology Officer (CTO) for
the Macy’s private label and co-brand (American Express) credit card portfolio, as well as various leadership positions throughout the company from
2011-2016.
Industry Knowledge and Expertise: Mr. Tien is a graduate of West Point
Military Academy and served in the U.S. Army for 24 years as an active-duty officer in a variety of leadership and staff positions in seven different U.S.
states, three countries, and three combat tours.  He retired at the rank of
Colonel.  Mr. Tien also served in three other presidential Administrations as an active-duty U.S. Army officer: 1) the Obama Administration National Security
Council (NSC) Senior Director for Afghanistan and Pakistan; (2) the Bush
Administration NSC Director for Iraq; and (3) the Clinton Administration White
House Fellow for the U.S. Trade Representative. During his service both in the
Army as well as the U.S. government he gained extensive expertise and knowledge in the federal and military landscape.
Director Experience: Mr. Tien has served on the Board for Union Pacific
(NYSE: UNP) since 2023.
Given Mr. Tien's extensive background and expert knowledge spanning the federal, private, and military sectors, coupled with his experience in senior leadership positions, he offers invaluable insights to our Board.

Age: 61 Director since: 2024 Independent Committees: Nominating

18 | Science Applications International Corporation | 2025 Proxy Statement

PROPOSAL 1 - ELECTION OF DIRECTORS
Toni Townes-Whitley

Select Qualifications and Skills:
Leadership and Executive Management Experience: Serves as our Chief
Executive Officer and a Director since 2023. Previously served as President,
U.S. Regulated Industries for the Microsoft Corporation, an international technology company, from July 2018 until September 2021, and as Industry
Corporate Vice President from 2015 until July 2018. Prior to joining Microsoft,
Ms. Townes-Whitley was the President for CGI Federal, part of CGI Group, Inc.
(CGI), an international information technology and business consulting services firm, from 2011 until 2015, and Vice President, Core Agencies from
2010 until 2011. Prior to her leadership at CGI, Ms. Townes-Whitley served in various leadership roles with Unisys Corporation, a global technology solutions company, from 2002 until 2009, leading global and commercial-sector system integration and the Federal Civilian group, as well as with Arthur Andersen LLP, a former accounting firm, from 1991 until 2002.
Director Experience: Since 2021, Ms. Townes-Whitley has served as a member of the Board of Directors for Nasdaq, Inc. (Nasdaq: NDAQ). From
January 2019 until June 2023, she served on the Board of Directors for PNC
Financial Services Group, Inc. (NYSE: PNC), and from March until June 2023 and March until May 2023 for Marathon Petroleum Corporation (NYSE: MPC)
and Granicus, respectively. Ms. Townes-Whitley serves as a  Director/Trustee for Thurgood Marshall College Fund, Partnership for Public Service, and the
Princeton Faith & Work Initiative. She is a guest lecturer on technology ethics and entrepreneurism in the public sector at Stanford and Princeton
Universities.
Industry Knowledge and Experience: Over 30 years of experience in the information systems and commercial services industry, with 20 years in executive and senior management positions. Ms. Townes-Whitley has a distinguished and proven track record of driving strong enterprise financial results and fostering an inclusive culture focused on entrepreneurship and high performance. In her past role at Microsoft, she led the company’s public sector and regulated commercial industries including education, financial services, government, and healthcare, managing $16 billion of annual revenue. While with CGI Federal, she was responsible for a portfolio of more than $1 billion, leading 6,600 employees to deliver greater value to US Government civilian, defense, and intelligence sectors. She earned her bachelor's degree in Public
Policy and Economics from Princeton University’s School of Public &
International Affairs and has received certifications from Wharton Executive
Education, New York University, and the Performance Management Institute.
The Board believes that Ms. Townes-Whitley extensive market knowledge, leadership skills and management ability proven throughout her executive roles make her highly qualified to serve on our Board. In addition, our Board believes that the company’s Chief Executive Officer should serve on the Board of
Directors to help communicate the Board’s priorities to management as well as bring management’s perspective on matters considered by the Board.

Age: 61 Director since: 2023 Chief Executive Officer Committee: Technology

saic.com | 19

PROPOSAL 1 - ELECTION OF DIRECTORS
Director Skills and Qualifications
The table below summarizes some of the key skills and expertise of our director nominees. This summary is not intended to be an exhaustive list of each of our director nominee’s skills or contributions to the Board. The absence of a mark does not mean that a particular director does not possess that qualification or skill.

COMPETENCIES

Competency	Graham	Handlon	Kanouff	Mayopoulos	McFarland	McGuirt	Morea	Reagan	Shane	Tien	Townes-Whitley[1]
Government Industry Experience	○	○	○	○	○	○	●	●	●	○	●
IT/AI/Technology & Digital Innovation	●	○	●	●	●	○	●	○	●	○	●
Finance/ Capital Markets/ M&A	○	●	●	●	●	●	●	●	○	○	○
Legal/Regulatory Compliance/Enterprise Risk Management	●	●	●	●	●	●	●	●	●	●	●
Cyber/Big Data	●	○	●	○	●	○	●	○	○	●	●
Transformation & Disruption	●	●	●	●	○	●	●	●	●	○	●
Government Service Experience	●	○	○	○	●	○	○	○	○	●	○
Global strategic, intelligence, national security, economic & political affairs	○	○	○	○	●	○	○	○	○	●	●
Corporate Governance & Public Board Service	○	●	●	●	○	●	●	●	●	●	●

Considerable expertise ● *Limited or no expertise* ○

[1] *Non-independent Director.*

20 | Science Applications International Corporation | 2025 Proxy Statement

saic.com | 21
CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board recognizes the importance of strong corporate governance as a means of addressing the various needs of our stockholders, employees, customers and other stakeholders. As a result, our Board has adopted Corporate Governance
Guidelines which, together with our certificate of incorporation, bylaws, committee charters and other key governance practices and policies, provide the framework for our corporate governance. Our Corporate Governance Guidelines cover a wide range of subjects, including criteria for determining the independence and qualification of our directors. These guidelines are available on our Investor Relations website at investors.saic.com by clicking on the link entitled “Corporate Governance.” The Board recognizes that observing good corporate governance practices is an ongoing responsibility. The Nominating and Corporate
Governance Committee regularly reviews corporate governance developments and recommends revisions to these Corporate
Governance Guidelines and other corporate governance documents as necessary to promote our and our stockholders’ best interests and to help ensure that we comply with all applicable laws, regulations and stock exchange requirements relating to corporate governance.
Proxy Access
Our bylaws include a “proxy access” provision for director nominations under which eligible stockholders may nominate candidates for election to our Board and inclusion in our Proxy Statement for our annual meeting of stockholders. The “proxy access” provision provides that:
•an eligible stockholder, or an eligible group of up to 20 stockholders, representing at least 3% of our outstanding shares of common stock,
•owning those shares continuously for at least three years,
•can nominate and include in our Proxy Statement director nominees constituting up to 25% of the Board or, if that percentage is not a whole number, the closest whole number below 25%, but not less than two individuals, for election at our annual meeting of stockholders.
These “proxy access” director nominees are subject to certain eligibility, procedural and disclosure requirements as further set forth in Section 3.17 of our bylaws.
Code of Conduct
All of our employees, including our executive officers and our directors, are required to comply with our Code of Conduct, which describes our standards for protecting company and, customer assets fostering a safe and healthy work environment, dealing fairly with customers and others, conducting international business properly, reporting misconduct and protecting employees from retaliation. Our Code of Conduct forms the foundation of our corporate policies and procedures designed to promote ethical behavior in all aspects of our business.
Our Code of Conduct is available on our Investor Relations website at investors.saic.com by clicking on the link entitled
“Corporate Governance.”
Director Independence
The Board annually determines the independence of each of our directors and nominees in accordance with our Corporate
Governance Guidelines. These guidelines provide that “independent” directors are those who are independent of management and free from any relationship that, in the judgment of the Board, would interfere with their exercise of independent judgment. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us
(either directly or as a partner, stockholder or officer of an organization with which we have a relationship). The Board has established independence standards set forth in our Corporate Governance Guidelines that include all elements of independence required by the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”).

22 | Science Applications International Corporation | 2025 Proxy Statement

CORPORATE GOVERNANCE
All members of the Audit, Human Resources and Compensation, and Nominating and Corporate Governance Committees must be independent directors as defined under our Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate independence requirement pursuant to applicable Nasdaq listing standards and the Securities Exchange Act of 1934, as amended (the "Exchange Act”), which requires that they not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation or be an affiliated person of us or any of our subsidiaries.
Each year, our directors complete a questionnaire which requires them to disclose any transactions with us in which the director or any member of his or her immediate family might have a direct or potential conflict of interest. Based on an analysis of the responses, the Board determined that all directors, except for Ms. Townes-Whitley, because of her role as our Chief Executive
Officer, are independent under our Corporate Governance Guidelines and free from any relationship that would interfere with the exercise of their independent judgment.
The Board considered the following relationships involving Hon. Deasy in reaching the conclusion that such relationship did not interfere with the exercise of Hon. Deasy's independent judgment in his capacity as a member of the Board:
•Hon. Deasy is an advisory board member to the Director for the National Security Agency for technology improvements and has no role in acquisition issues.
•Hon. Deasy previously served on our Advisory Board and as a consultant to the company, pursuant to a consulting agreement entered into in May 2021. Prior to Hon. Deasy’s appointment to the Board effective as of September 8, 2023,
Hon. Deasy resigned from his position on the Advisory Board and his consulting agreement was terminated. Hon. Deasy did not receive more than $120,000 in compensation from the company during any 12-month period within the three years preceding our determination of his independence.
Further, the Board considered the following relationship involving Mr. Tien in reaching the conclusion that such relationship did not interfere with the exercise of Mr. Tien's independent judgment in his capacity as a member of the Board:
•The Company paid Mr. Tien a $30,000 one-time fee for speaking at a Company conference last year.
Criteria for Board Membership
To fulfill its responsibility to identify and recommend to the full Board nominees for election as directors, the Nominating and
Corporate Governance Committee reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board. In evaluating potential nominees, the Nominating and Corporate
Governance Committee and the Board consider each individual in the context of the Board as a whole, with the objective of recommending to stockholders a slate of individual director nominees that can best continue the success of our business and advance stockholders’ interests. In evaluating the suitability of individual nominees, the Nominating and Corporate Governance
Committee and the Board consider many factors, including:

expertise and involvement in areas relevant to our business such as defense, intelligence, science, finance, government or commercial and international business;
commitment to business ethics, professional reputation, independence and understanding of the responsibilities of a director and the governance processes of a public company;
demonstrated leadership, with the ability to exercise sound judgment informed by diversity of experience and perspectives; and

benefits from the continuing service of qualified incumbent directors in promoting stability and continuity, contributing to the Board’s ability to work together as a collective body and giving the company the benefit of experience and insight that its directors have accumulated during their tenure.

saic.com | 23

CORPORATE GOVERNANCE
The Nominating and Corporate Governance Committee reviews the director selection process annually and the Committee and the Board collectively assess its effectiveness through an annual written evaluation process. In addition, the Nominating and
Corporate Governance Committee has been directed by the Board to observe the following principles contained in our Corporate
Governance Guidelines:

a majority of directors must meet the independence criteria established by the Board;
based upon the range of 7 to 14 directors currently specified in our bylaws, no more than three directors may be an employee of SAIC;
commitment to business ethics, professional reputation, independence and understanding of the responsibilities of a director and the governance processes of a public company;
only a full-time employee who serves as either the Chief Executive Officer or one of his or her direct reports will be considered as a candidate for an employee director position; and
no director nominee may be a consultant to the company.
The Board expects a high level of commitment from its members and will review a candidate’s other commitments and service on other boards to ensure that the candidate has sufficient time to devote to the company. In addition, non-employee directors may not serve on the board of directors of more than four other publicly-traded companies. Moreover, directors are expected to act ethically at all times and adhere to our Code of Conduct.
Board Leadership Structure
The Board is currently led by a non-executive Chair, Ms. Morea, who is an independent director. Our Board believes that it is in the best interests of stockholders for the Board to have the flexibility to determine the most qualified and appropriate individual to serve as Chair of the Board, whether that person is an independent director or the Chief Executive Officer. The Board selects the
Chair annually and may decide to separate or combine the roles of Chair of the Board and Chief Executive Officer, if appropriate, at any time in the future. In cases where the Board determines it is in the best interests of our stockholders to combine the positions of Chair and Chief Executive Officer, the independent directors will, upon nomination and recommendation by the
Nominating and Corporate Governance Committee, elect a lead independent director with the responsibilities described in our
Corporate Governance Guidelines.
The functions of the non-executive Chair of the Board include:

planning the Board’s annual schedule of meetings and agendas, in consultation with the Chief Executive Officer and Corporate Secretary and other directors as appropriate;

coordinating with the Chief Executive Officer and the Corporate Secretary to ensure that the Board receives the appropriate quantity and quality of information in a timely manner to enable it to make informed decisions;

chairing all meetings of the Board and of the independent directors in executive session and ensure that meetings are conducted efficiently and effectively;
facilitating full and candid Board discussions, ensuring all directors express their views on key Board matters and assist the Board in achieving a consensus;
working with committee chairs to ensure that each committee functions effectively and keeps the Board apprised of actions taken;
building consensus, developing teamwork and a cohesive Board culture and facilitating formal and informal communication with and among directors; and
serving as the liaison between the Board and company management.

24 | Science Applications International Corporation | 2025 Proxy Statement

CORPORATE GOVERNANCE
The Board’s Role in Risk Oversight
As part of its oversight function, the Board and its committees monitor risk as part of their regular deliberations throughout the year. When granting authority to management, approving strategies, making decisions and receiving management reports, the
Board considers, among other things, the risks facing the company. The Board also oversees risk in particular areas through its committee structure.
The Board had the following principal standing committees during our fiscal year ended January 31, 2025 ("fiscal 2025"): Audit,
Risk Oversight, Human Resources and Compensation, and Nominating and Corporate Governance.
On March 26, 2025, the Board determined that it was in the best interests of the Company and its stockholders to reallocate the responsibilities of the Risk Oversight Committee between the Nominating and Corporate Governance Committee and a newly established Technology Committee that will specifically oversee the Company’s technology-related opportunities and risks.  In making these changes to the Board committee structure, the Board recognized that the Risk Oversight Committee’s discussions over time increasingly related to the Company’s strategic opportunities and risks regarding new technologies, including issues surrounding artificial intelligence, data management, cybersecurity, and privacy.  As a result, the Board determined that a committee of the Board focused specifically on those issues would provide for more in-depth review and oversight of the
Company’s technology-related strategic, enterprise and regulatory opportunities and risks. The Board also determined that the
Nominating and Corporate Governance Committee has the capacity and expertise to oversee the other risk, compliance and governance responsibilities of the Risk Oversight Committee that are not being assumed by the Technology Committee, including review of the company’s ethics, compliance and enterprise risk management programs, oversight of the Company’s classified business, and review and approval of related party transactions.  With this reallocation of responsibilities and the creation of the Technology Committee, the Board determined to dissolve the Risk Oversight Committee effective as of March 26,
2025.  The Technology Committee is comprised of the following members: Yvette M. Kanouff (Chair); Garth N. Graham;
Katharina G. McFarland; Steven R. Shane; and Toni Townes-Whitley.
The charters of the Audit Committee, the Human Resources and Compensation Committee, the Technology Committee, and the
Nominating and Corporate Governance Committee are available in print to any stockholder who requests them and are also available on our Investor Relations website at investors.saic.com by clicking on the link entitled “Corporate Governance.”

BOARD OF DIRECTORS

Audit Committee
The Audit Committee
evaluates the company’s
guidelines and policies
regarding risk assessment
and risk management,
including risks related to
internal control over financial
reporting, the company’s
major financial risk
exposures and the steps
management has taken to
monitor and control those
exposures.

Risk Oversight
Committee
During fiscal 2025, the Risk
Oversight Committee reviewed
and provided oversight of the
company's regulatory,
enterprise and strategic risk;
ethics, compliance, and
corporate responsibilities; and
its classified and business
operations. The Risk Oversight
Committee was dissolved
effective as of March 26, 2025,
with such responsibilities
reallocated between the
Technology Committee and the
Nominating and Corporate
Governance Committee as of
such date.
Human Resources and Compensation Committee The Human Resources and Compensation Committee assesses risks potentially arising from the company’s human resources and compensation policies and practices.
Nominating and
Corporate Governance
Committee
The Nominating and
Corporate Governance
Committee identifies and
recommends individuals for
selection to the Board,
develops and recommends
corporate governance
guidelines to the Board,
makes recommendations
regarding the size,
composition and charters of
the Board and oversees the
evaluation of the Board and
Board committees.

The company also utilizes an internal Enterprise Risk Management Committee comprised of senior management that, among other things, works with the Chief Executive Officer, the committees of the Board and the full Board to establish the overall

saic.com | 25

CORPORATE GOVERNANCE
corporate risk strategy and oversight of policies, systems, processes and training relating to risk matters within the company. This committee reported quarterly to the Audit and Risk Oversight Committees during fiscal 2025 and reports annually to the full
Board on its activities and findings, highlighting the key risks we face and management’s actions for managing those risks.
Corporate Responsibility
We center our corporate responsibility efforts on strong governance that ensures ethical behavior, integrity, accountability and transparency. Integrating SAIC’s values of innovation, integrity and inclusion, we work to position SAIC as an industry leader to better our business, our customers’ ventures, our employees’ lives and the communities in which we live and operate.
Environmental, Social and Governance
To execute our corporate responsibility and sustainability priorities, the Nominating and Corporate Governance Committee of
SAIC’s Board of Directors has oversight of the company’s ESG strategy. To further the strategy, SAIC’s ESG Council, consisting of leaders from across the company, provides operational governance around the company’s related efforts. The ESG Council also serves as advisors to our Executive Leadership Team and the ESG team on matters related to corporate responsibility, ESG and sustainability. Through our formal stakeholder assessment from 2023, our material areas of impact and focus are Ethics and
Compliance; Cybersecurity, Data Security and Privacy; Corporate Culture; Employee Well-being and Talent Management; and
Corporate Governance.
Employee Engagement and Culture
In fiscal 2025, we accomplished significant advancement of our culture through inclusive internal efforts, employee development, talent acquisition and employee engagement. In our fiscal year 2025 culture survey, we achieved our highest overall score in five years ― exceeding the national benchmark by 6%.
We develop our leadership team from within our workforce by providing training, educational resources and leadership development programs which are available to all. To ensure greater opportunities for all, we offer several programs that incorporate internal networking components, provide opportunities for mentoring, upskilling and create engagement with leadership.
Third parties acknowledge our ability to foster an innovative workforce. In fiscal 2025, we received several noteworthy recognitions including Fortune’s Sector Leaders in Technology; The Wall Street Journal & Drucker Institute 250 Best-Managed
Companies of 2024; and Forbes' America’s Best Employers for Engineers.
Giving Back to Our Workforce and Communities
As a strong corporate citizen, we build on our tradition of community engagement and philanthropy.
We invest in longer-term philanthropic support, targeting programs that address our three pillars of focus: military heroes, community wellness, and STEM. Over the years these efforts include building 18 homes for military heroes, providing close to
28 million meals to people in need and supporting hundreds of unique STEM engagements to youth organizations nationwide.
Last year, our employees volunteered approximately 33,000 hours in support of the communities where we live and work.
An important component of this is the SAIC Foundation, a public 501(c)(3) organization to address unforeseen financial impacts on employees and their families, providing emergency funds when financial hardships or natural disasters arise. In calendar year
2024, the Foundation awarded grants for more than $235,000 in direct support to our employees.
Being Good Stewards of the Environment
Our goal is to be a good steward of the environment by reducing and mitigating any adverse impacts on the environment.
Through our ongoing risk assessments, we have narrow exposure to environmental risks. When we identify a material risk, we address it. As importantly, we look for opportunities to lessen our environmental impacts while balancing them with our business priorities and routinely make business decisions that result in a more positive environmental outcome.

26 | Science Applications International Corporation | 2025 Proxy Statement

CORPORATE GOVERNANCE
Board of Directors Meetings and Committees
The Board held four meetings of the entire Board during fiscal 2025. During fiscal 2025, the independent directors met four times for regular board meetings, and seven times for executive sessions. Ms. Morea presided as the non-executive Chair of the Board at all Board meetings held during fiscal 2025 and at all executive sessions of our independent directors as provided by our
Corporate Governance Guidelines. During fiscal 2025, the directors attended 100% of the Board and committee meetings. All directors are expected to attend our 2025 annual meeting of stockholders and all of the directors who were both serving at the time of and standing for re-election at last year’s annual meeting of stockholders attended such meeting.

saic.com | 27

CORPORATE GOVERNANCE

AUDIT COMMITTEE
MEMBERS(1)(2)

Milford W. McGuirt (Chair)	Carolyn B. Handlon	Yvette M. Kanouff	Timothy J. Mayopoulos	James C. Reagan

Roles and Responsibilities
The specific responsibilities of the Audit Committee are further set forth in its charter and include:
•Internal Controls and Disclosure Controls—Review and provide feedback on management’s assessment of, and the report on, the effectiveness of the company’s internal control over financial reporting, and the independent, registered public accounting firm’s related report.
•Independent Audit—Appoint, retain, oversee, evaluate, and if necessary, replace the company's independent registered public accounting firm, including the lead audit partner, for the purpose of preparing or issuing an audit report on our annual consolidated financial statements and performing other audit, review or attest services; pre-approve all audit and non-audit services and related fees;
and evaluate the independent registered public accounting firm’s qualifications, performance and independence, in light of among other things, non-audit services and fees.
•Internal Audit—Review the qualifications, structure and performance of the internal audit function;
review and approve the company’s internal audit plan; and periodically review findings from completed audits, status of major audits in process, and any significant difficulties, disagreements with management or restrictions encountered in the scope of the company's internal audit department’s work.
•Financial Reporting—Review and discuss with management, the independent registered public accounting firm and the internal auditor the company’s Annual Report on Form 10-K and Quarterly
Reports on Form 10-Q; and discuss with the independent registered public accounting firm the auditor’s judgments and recommendations about the accounting principles used to prepare our consolidated financial statements.
•Ethical and Legal Compliance—Review the effectiveness of our system for monitoring compliance with laws and regulations; establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (including procedures for receiving and handling complaints on a confidential and anonymous basis); and evaluate and handle any complaints submitted to or reported to the Audit Committee.
•Other Responsibilities—Discuss and evaluate our guidelines and policies regarding risk assessment and risk management; discuss our major financial risk exposures and the steps management has taken to monitor and control those exposures; and review our litigation, government investigation and legal compliance matters that could have a significant impact on our financial statements.

Meetings
held in Fiscal
2025
4
(1)The Board has determined that each member of the Audit Committee is independent for purposes of our Corporate
Governance Guidelines, as well as for purposes of the requirements of the Exchange Act and the applicable Nasdaq listing standards.
(2)The Board has determined that each member of the Audit Committee qualifies as an Audit Committee “financial expert” as defined by the rules under the Exchange Act. The backgrounds and experience of the Audit Committee financial experts are set forth above in “Proposal 1—Election of Directors.”

28 | Science Applications International Corporation | 2025 Proxy Statement

CORPORATE GOVERNANCE

RISK OVERSIGHT COMMITTEE(1)
MEMBERS(2)(3)

Yvette M. Kanouff (Chair)	Garth N. Graham	Katharina G. McFarland	Steven R. Shane	Toni Townes- Whitley

Roles and Responsibilities
During fiscal 2025, the responsibilities of the Risk Oversight Committee included:
•Monitoring and Overseeing Regulatory, Enterprise and Strategic Risk Areas, including reviewing the following: operational, compliance and reputation risk management activities; and
enterprise legal and strategic risk management activities, material regulatory matters, technology oversight and cyber risk.
•Monitoring and Overseeing Policies and Practices Relating to Ethics, Compliance, and
Corporate Responsibility, including reviewing the following: our Code of Conduct; third-party risk;
safety; environmental, sustainability and governance matters; contributions to charitable and other tax-
exempt organizations; and political contributions and government relations.
•Overseeing Case Management and Personal Conflict of Interest Review Process for Executive
Officers and Independent Directors, including: the receipt, retention and treatment of complaints involving alleged misconduct, unethical behavior, violation of the company’s policies or potential conflict of interest involving an executive officer or any other person or matter of concern presented to the Committee by the Board.
•Overseeing the Company's Classified Business, including: the general oversight of the company's classified business activities and making recommendations to the Board and management concerning the review of the strategic, operational and financial aspects of the company’s classified business; and
the review of policies, processes, procedures, training, risk assessment and management activities applicable to the company’s classified business activities to the extent that they deviate from those applicable to the company’s non-classified business activities.

Meetings
held in Fiscal
2025
4
(1)The Risk Oversight Committee dissolved effective as of March 26, 2025.
(2)Hon. Deasy served on the Risk Oversight Committee for fiscal 2025 until he resigned from the Board and the
Committee effective as of January 2, 2025.
(3)    For fiscal 2025, the Board determined that each member of the Risk Oversight Committee was independent for purposes of our Corporate Governance Guidelines as well as for purposes of the Exchange Act and the applicable
Nasdaq listing standards.

saic.com | 29

CORPORATE GOVERNANCE

HUMAN RESOURCES AND COMPENSATION COMMITTEE
MEMBERS(1)(2)

Steven R. Shane (Chair)	Garth N. Graham	Timothy J. Mayopoulos	Donna S. Morea	James C. Reagan

Roles and Responsibilities
The responsibilities of the Human Resources and Compensation Committee are further set forth in its charter and include:
•Determining the compensation of our Chief Executive Officer and reviewing and approving the compensation of our other executive officers;
•Reviewing and evaluating, with the Chief Executive Officer, the long-range plans for management succession;
•Exercising all rights, authority and functions reserved to such committee under all of our equity, retirement and other compensation plans;
•Approving and making recommendations to the Board regarding non-employee director compensation;
•Preparing an annual report on executive compensation for inclusion in our proxy statement or Annual
Report on Form 10-K in accordance with the rules and regulations of the SEC; and
•Periodically reviewing our human resources strategy, policies and programs.

Meetings
held in Fiscal
2025
5
(1)The Board has determined that each member of the Human Resources and Compensation Committee is independent for purposes of our Corporate Governance Guidelines as well as for purposes of the Exchange Act and the applicable Nasdaq listing standards.
(2)The Committee’s processes and procedures for the consideration and determination of executive compensation are discussed in further detail under “Compensation Discussion and Analysis” below.

30 | Science Applications International Corporation | 2025 Proxy Statement

CORPORATE GOVERNANCE
Role of Independent Compensation Consultant
The Human Resources and Compensation Committee has retained Frederic W. Cook & Co., Inc. ("FW Cook") as its independent compensation consultant to assist the Committee in evaluating executive compensation programs and in setting executive officer compensation. The consultant only serves the Human Resources and Compensation Committee in an advisory role and does not decide or approve any compensation actions. The consultant reports directly to the Human Resources and Compensation
Committee and does not perform any services for management. The consultant’s duties include the following:

reviewing our total compensation philosophy, peer group and target competitive positioning for reasonableness and appropriateness;
reviewing our overall executive compensation program and advising the Committee on evolving trends and best practices;

providing independent analyses and recommendations to the Committee on directors' and executive officers’ compensation and new compensation and benefits programs that management submits to the Committee for approval; and

reviewing the Compensation Discussion and Analysis section of our Proxy Statement.
The consultant interacts directly with members of management only on matters under the Human Resources and Compensation
Committee’s oversight and with the knowledge and permission of the Committee. The Human Resources and Compensation
Committee has assessed the independence of FW Cook pursuant to SEC and Nasdaq rules and concluded that the firm’s work for the Committee does not raise any conflict of interest.
Compensation Committee Interlocks and Insider Participation
None of the members of our Human Resources and Compensation Committee have, at any time, been an officer or employee of ours. None of our executive officers currently serve, or in the past fiscal year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Human Resources and
Compensation Committee.

saic.com | 31

CORPORATE GOVERNANCE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
MEMBERS(1)

Katharina G. McFarland (Chair)	Carolyn B. Handlon	Timothy J. Mayopoulos	Milford W. McGuirt	Donna S. Morea	John K. Tien, Jr.(2)

Roles and Responsibilities
The responsibilities of the Nominating and Corporate Governance Committee are
further set forth in its charter and include:
•Evaluating, identifying and recommending director nominees, including nominees proposed by stockholders;
•Reviewing and making recommendations regarding the composition and procedures of the Board;
• Making recommendations regarding the size, composition and charters of the Board’s committees;
•Developing and recommending to the Board a set of corporate governance principles, including recommending an independent director to serve as non-executive Chair of the Board or as Lead
Director (as applicable); Overseeing the company's environmental, social and governance requirements, programs, goals and risks; and
•Developing and overseeing an annual self-evaluation process of the Board and its committees.

Meetings
held in Fiscal
2025
4
(1)The Board has determined that each member of the Nominating and Corporate Governance Committee is
independent for purposes of our Corporate Governance Guidelines as well as for purposes of the Exchange Act and the applicable Nasdaq listing standards.
(2)Mr. Tien was appointed to the Nominating and Corporate Governance Committee effective December 2, 2024.

32 | Science Applications International Corporation | 2025 Proxy Statement

CORPORATE GOVERNANCE
Director Nominations Process
The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The Committee regularly assesses the Board’s current and projected strengths and needs by, among other things, reviewing the Board’s current profile, the criteria for Board membership described on page 22 of this Proxy Statement and our current and future needs.
To the extent that vacancies on the Board are anticipated or otherwise arise, the Nominating and Corporate Governance
Committee prepares a target candidate profile and develops an initial list of director candidates identified by the current members of the Board, business contacts, community leaders and members of management. The Committee may also retain a professional search firm to assist it in developing a list of qualified candidates. The Nominating and Corporate Governance
Committee also considers any stockholder recommendations for director nominees that are properly received.
The Committee then screens and evaluates the resulting slate of director candidates to identify those individuals who best fit the target candidate profile and Board membership criteria and provides the Board with its recommendations. The Board then considers the recommendations and votes on whether to nominate the director candidate for election by the stockholders at the annual meeting or to appoint the director candidate to fill a vacancy on the Board.
Stockholder Nominations
Any stockholder may nominate a person for election as a director by complying with the procedures set forth in our bylaws.
Under Section 3.03 of our bylaws, in order for a stockholder to nominate a person for election as a director, the stockholder must give timely notice to our Corporate Secretary prior to the meeting at which directors are to be elected. To be timely, notice must be delivered to the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, however, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to that annual meeting and not later than the close of business on the 90th day prior to that annual meeting or the 10th day following the day on which we first publicly announce the date of that annual meeting, whichever occurs later.
The stockholder’s notice must include certain information as further provided in Section 3.03 of our bylaws about the nominee, the stockholder and the underlying beneficial owner, if any, including his or her respective name, age, address, occupation, shares, rights to acquire shares, information about derivatives, hedges, short positions, understandings or agreements regarding the economic and voting interests of the nominee, the stockholder and related persons with respect to our stock, if any, and any other information as would be required to be disclosed in a Proxy Statement soliciting proxies for the election of the proposed nominee. In addition, the notice must contain certain information about the stockholder proposing to nominate that person. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of the proposed nominee to serve as a director. A stockholder’s notice must be updated, if necessary, so that the information submitted is true and correct as of the record date for determining stockholders entitled to receive notice of the meeting.
In addition to the requirements set forth above, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
Mandatory Retirement Policy
The Board has adopted a mandatory retirement age of 75 for independent directors and 65 for employee directors. It is the general policy of the Nominating and Corporate Governance Committee not to nominate candidates for re-election at any annual stockholder meeting to be held after he or she has attained the applicable retirement age.
Board of Directors Compensation
Our director compensation program is designed to attract and fairly compensate non-employee board members for the work required to oversee a company of SAIC's size, industry, and complexity and to align their interests with the long-term interests of our stockholders.
The Human Resources and Compensation Committee periodically reviews the director compensation program with the assistance of FW Cook, our independent compensation consultant and recommends to the Board the form and amount of compensation to be provided. The director compensation described below represents the total compensation received by our non-employee directors for their service.

saic.com | 33

CORPORATE GOVERNANCE
Our director compensation program consists primarily of a cash component and an equity component with compensation levels informed by peer comparator group data and in recognition of the significant amount of time required of our directors in fulfilling their duties, as well as the skill and expertise of our directors.
Cash Compensation
Our directors receive a cash retainer for their service on the Board. For fiscal 2025, the annual retainer was $125,000 and the annual retainer for the Chair of each committee of the Board was an additional $20,000, except for the Chair of the Nominating and Corporate Governance Committee where the annual retainer was an additional $15,000. The annual retainer for the
Independent Chair of the Board was an additional $200,000.  Effective January 1, 2025, the Audit Committee Chair retainer was increased by $5,000. These retainers are paid quarterly in advance. In addition to the cash retainers, non-employee directors also receive $2,000 for each meeting of the Board and each committee meeting of the Board that they attend beginning with the second meeting above the standard number of meetings over the course of a given year. We also reimburse our directors for expenses incurred while attending meetings or otherwise performing services as a director.
Equity Compensation
Directors are eligible to receive equity awards under our equity incentive plan. For fiscal 2025, each director, other than Mr. Tien, was granted equity awards consisting of $170,000 in value of restricted stock units ("RSUs"). In connection with his appointment to the Board, Mr. Tien was granted a prorated equity award of $85,000 in value of RSUs. These RSUs vest on the earlier of one year from the date of grant or on the date of the next annual meeting of stockholders following the date of grant. A director's equity awards will become fully vested as a result of a Change in Control, Death or Disability as described in the plan. If a director retires due to our mandatory retirement policy, the director’s equity awards continue to vest as scheduled.
Deferral Plans
Directors are eligible to defer all or any portion of their cash retainers and fees into our SAIC Deferred Compensation Plan
("Deferred Compensation Plan"). This plan is described in further detail in the “Executive Compensation — Nonqualified Deferred
Compensation” section of this Proxy Statement.
Director Compensation Table
The following table sets forth information regarding the compensation earned or paid to our directors for their service in fiscal 2025.

Name(1)	Fees earned or paid in cash ($)(2)	Stock awards ($) (3)	Total ($)
Dana S. Deasy(4)	93,750	170,000	263,750
Garth N. Graham	125,000	170,000	295,000
Carolyn B. Handlon	125,000	170,000	295,000
Yvette M. Kanouff	145,000	170,000	315,000
Timothy J. Mayopoulos	125,000	170,000	295,000
Katharina G. McFarland	140,000	170,000	310,000
Milford W. McGuirt	146,250	170,000	316,250
Donna S. Morea	325,000	170,000	495,000
James C. Reagan	125,000	170,000	295,000
Steven R. Shane	145,000	170,000	315,000
John K. Tien, Jr.(5)	41,331	85,000	126,331
(1)Ms. Townes-Whitley, our Chief Executive Officer, is not included in this table because she received no additional compensation for her service as a director in fiscal 2025.
(2)Amounts in this column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and chair fees and meeting fees. Directors are eligible to defer all or any portion of their cash retainers and fees into our Deferred Compensation Plan.

34 | Science Applications International Corporation | 2025 Proxy Statement

CORPORATE GOVERNANCE
(3)Amounts in this column reflect the grant date fair value computed in accordance with stock-based compensation accounting rules (FASB
ASC Topic 718). For fiscal 2025, each director received 1,451 RSUs, other than Mr. Tien who received 704 RSUs. For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to
Note 8 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for fiscal 2025 filed with the SEC on
March 17, 2025.
(4) Hon. Deasy resigned from the Board effective as of January 2, 2025.
(5)  Mr. Tien's annual fees and equity were prorated to reflect the portion of the year that he served on the Board since his appointment on
December 2, 2024.
At the end of fiscal 2025, the following non-employee directors held the corresponding number of unvested RSUs:

Name	Unvested stock units
Garth N. Graham	1,451
Carolyn B. Handlon	1,451
Yvette M. Kanouff	1,451
Timothy J. Mayopoulos	1,451
Katharina G. McFarland	1,451
Milford W. McGuirt	1,451
Donna S. Morea	1,451
James C. Reagan	1,451
Steven R. Shane	1,451
John K. Tien, Jr.	704
At the end of fiscal 2025, our non-employee directors held vested options to purchase the following number of shares of our common stock:

Name(1)	Aggregate shares subject to outstanding options
Yvette M. Kanouff	2,006
Donna S. Morea	5,274
Steven R. Shane	5,274
(1)The Board discontinued stock option grants for non-employee directors effective as of January 1, 2020; therefore, Dr. Graham, Ms. Handlon and Messrs McGuirt, Reagan and Tien do not hold any outstanding options.  Mr. Mayopoulos and Ms. McFarland exercised remaining options in March 30, 2022 and April 12, 2023, respectively.
Stock Ownership Guidelines and Policies
The Board believes that directors should acquire and hold shares of our stock in an amount that is meaningful and appropriate.
To encourage directors to have a material investment in our stock, the Board has adopted stock ownership guidelines that require directors to hold shares of our stock with a value of at least five times the amount of each director's annual cash retainer.
Board members are required to hold all shares of stock acquired under our equity programs until this target value is achieved.
The sum of all shares owned outright, shares held in a trust for the benefit of the director or his/her immediate family members, and one-half (50%) of unvested time-based RSUs count toward the required ownership. No other equity holdings count toward meeting the ownership requirement including any unvested, unexercised stock options. In addition to these ownership guidelines, our directors are also subject to policies that prohibit certain short-term or speculative transactions in our securities that we believe carry a greater risk of liability for insider trading violations or may create an appearance of impropriety. Our guidelines require directors to obtain pre-clearance from our General Counsel for all transactions in our securities. During fiscal
2025, all members of the Board were in compliance with these stock policies and have either met or are making adequate progress toward the stock ownership guidelines.

saic.com | 35

CORPORATE GOVERNANCE
Related Party Transactions
The Board has adopted written policies and procedures for the review and approval of transactions between us and certain
“related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of five percent or more of our outstanding capital stock and members of their immediate families. Prior to March 26, 2025, the Board delegated to the Risk Oversight Committee the authority to review and approve the material terms of any proposed related party transaction. Effective as of March 26, 2025, such authority was delegated to the Nominating and Corporate Governance
Committee upon the dissolution of the Risk Oversight Committee. If a proposed related party transaction involves a non-
employee director or nominee for election as a director and may be material to a consideration of that person’s independence, the matter is also considered by the Chair of the Board.
In determining whether to approve or ratify a related party transaction, the Nominating and Corporate Governance Committee
considers, among other factors it deems appropriate, the following factors:

potential benefits to us;
the impact on a director’s or nominee’s independence or an executive officer’s relationship with or service to us; and

whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-
party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

In deciding to approve a transaction, the Nominating and Corporate Governance Committee may, in its sole discretion, impose any conditions it deems appropriate on us or the related party. Any transactions involving the compensation of executive officers, however, are to be reviewed and approved by the Human Resources and Compensation Committee. If a related party transaction will be ongoing, the Nominating and Corporate Governance Committee may establish guidelines to be followed in our ongoing dealings with the related party. Thereafter, the Nominating and Corporate Governance Committee will review and assess ongoing relationships with the related party on at least an annual basis to determine whether they are in compliance with the Committee’s guidelines and that the related party transaction remains appropriate.
We engage in transactions and have relationships with many entities, including educational and professional organizations, in the ordinary course of our business. Some of our directors, executive officers or their immediate family members may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these firms on customary terms. There were no transactions during fiscal 2025 in which any related party had a direct or indirect material interest.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities by directors, officers, employees and other covered persons that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to SAIC. It is also the policy of the company that we will not engage in transactions in SAIC securities while in possession of material non-public information relating to the company or SAIC securities. A copy of our insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for fiscal 2025, filed with the SEC on March 17, 2025.

36 | Science Applications International Corporation | 2025 Proxy Statement

CORPORATE GOVERNANCE
Communication with the Board of Directors
Any interested party may communicate with the Chair of the Board and the Chairs of our Audit, Human Resources and
Compensation, Technology, and Nominating and Corporate Governance Committees on Board and committee related issues by sending an e-mail to the following (as applicable):
•boardchair@saic.com;
•auditchair@saic.com;
•compensationchair@saic.com;
•techcommchair@saic.com;
•riskoversightchair@saic.com; or
•nomgovchair@saic.com.
You may also write to them or to any other director, the independent directors as a group or the Board generally at the following address:
SAIC
Attention: Corporate Secretary
12010 Sunset Hills Road
Reston, Virginia 20190
Relevant communications will be forwarded to the recipients noted in the communication. Communications sent to the Board or the independent directors as a group will be forwarded to the Chair of the Board.

saic.com | 37

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

38 | Science Applications International Corporation | 2025 Proxy Statement

PROPOSAL 2 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 2 - ADVISORY (NON-BINDING)
VOTE ON EXECUTIVE COMPENSATION
The Board unanimously
recommends a vote FOR
this Proposal.
As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
We urge stockholders to read the Compensation Discussion and Analysis section ("CD&A") contained in this Proxy Statement, which describes in detail how we closely align the interests of our named executive officers with the interests of our stockholders.
As described in the CD&A, our compensation programs are designed to:

pay for performance by tying a majority of an executive officer’s compensation to the attainment of financial and other performance measures that, the Board believes, promotes the creation of long-term stockholder value and positions the company for long-term success;

generally provide the same types of benefits for executive officers as other employees, with no pension or death benefits for executive officers;
target total direct compensation at the median level among companies with which we compete for executive talent;
enable us to recover, or “clawback,” incentive compensation if there is any material restatement of our financial results, or if an executive officer is involved in misconduct;
require our executive officers to own a significant amount of shares of our common stock;
avoid incentives that encourage unnecessary or excessive risk-taking; and
compete effectively for talented executives who will contribute to our long-term success.
The Human Resources and Compensation Committee and the Board believe that these programs and policies are effective in implementing our pay for performance philosophy and achieving its goals. This non-binding, advisory stockholder vote, commonly known as “Say-on-Pay,” gives you, as a stockholder, the opportunity to advise whether or not you approve of our executive compensation programs and policies by voting on the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related material as set forth in this Proxy Statement.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in the CD&A and Executive Compensation sections of this Proxy
Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the company, our Board or the Human Resources and Compensation Committee. However, as an expression of our stockholders’ view, the Human Resources and Compensation Committee considers the vote when making future executive compensation decisions.
At our 2024 annual meeting of stockholders, our Say-on-Pay proposal received the support of approximately 97% of the votes cast by our stockholders. Our Board and the Human Resources and Compensation Committee believe that this vote reflected our stockholders’ support for the decisions made with respect to the compensation of our named executive officers for our fiscal year ended February 2, 2024.
Vote Required
The affirmative vote of a majority of the shares present or represented and entitled to vote on Proposal 2 either in person or by proxy is required to approve the proposal. Broker non-votes are not entitled to vote on the proposal and will not be counted in evaluating the results of the vote. Abstentions have the effect of a vote against the proposal. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted
“FOR” the proposal. This advisory vote on executive compensation is non-binding.

saic.com | 39

PROPOSAL 2 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
Recommendation of the Board
The Board unanimously recommends a vote FOR the non-binding, advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

40 | Science Applications International Corporation | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

saic.com | 41

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis ("CD&A") provides important information about our executive compensation philosophy and programs for fiscal 2025. In addition, this CD&A describes compensation decisions made by our Human
Resources and Compensation Committee of the Board (sometimes referred to in this CD&A as the "Committee"), which is responsible for overseeing the compensation programs for our executive officers, including the officers named in the executive compensation tables in this Proxy Statement (collectively, the "named executive officers" or "NEOs").
Our Named Executive Officers for Fiscal 2025

Toni Townes-Whitley Chief Executive Officer	Prabu Natarajan Executive Vice President, Chief Financial Officer	Srinivas Attili Executive Vice President, Civilian Business Group	Hilary L. Hageman Executive Vice President, General Counsel and Corporate Secretary	David C. Ray Executive Vice President, Space and Intelligence Business Group
CD&A Table of Contents

Executive Summary	42	Other Benefits Provided in Fiscal 2025	52
Fiscal 2025 Business Highlights	42	Other Policies and Considerations	52
Compensation Philosophy and Pay Mix	43	Assessment of Risks in our Compensation Programs	52
Program Design Overview	44	Equity Award Grant Practices	53
Governance of Our Compensation Programs	44	Stock Ownership Guidelines and Stock Holding Requirements	53
Results of 2024 Stockholder Advisory Vote	45	Prohibition on Hedging or Pledging Company Stock or Purchasing “On Margin”	53
Principal Elements and Objectives of Our Compensation Program	46	“Clawback” or Compensation Recoupment Policies	54
Committee Process for Determining Compensation	47	Post-Employment Benefits	54
Components of Fiscal 2025 Compensation Programs	48	Executive Severance and Change in Control Policy	54

42 | Science Applications International Corporation | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Fiscal 2025 Business Highlights
In fiscal year 2025, we achieved robust financial performance, marked by solid revenue growth, strong profitability, and significant cash generation. We progressed on our strategic pivots while maintaining solid business performance, thanks to the unwavering dedication of our workforce. Progress towards our objectives was fueled by the execution of crucial business initiatives, including refining our business strategy to prioritize growth while advancing the power of technology and innovation to serve and protect our world.
Throughout fiscal 2025, we effectively executed our strategy, delivering excellence to our customers and generating value for our shareholders. Our ability to secure solid bookings, maintain a steady book-to-bill ratio, generate solid cash flow, and achieve organic growth highlights our fortitude in a challenging business environment, positioning us well for continued growth in fiscal year 2026.
(1)Non-GAAP financial measure; see the Appendix to Proxy Statement for a reconciliation of such measure against the most directly comparable GAAP financial measure.
(2)Excludes the impact from sale of receivables ($41 million) under the Master Accounts Receivable Purchase Agreement.
We stand committed to profitable growth and long-term value creation. Full year adjusted EBITDA increased to 9.5% of revenues, compared to 9.0% in the prior fiscal year. The increase was primarily due to improved profitability across our contract portfolio, lower incentive-based compensation expense, and lower stock-based compensation related to the restructuring and executive transition.
Full year operating cash flow was $535 million after excluding sale of receivables. Cash flow generation is key to our shareholder value proposition and allowed us to deliver $75 million in annual dividend payments and to repurchase $527 million in shares of our common stock during fiscal 2025.

saic.com | 43

COMPENSATION DISCUSSION AND ANALYSIS
Total Shareholder Return ("TSR")
as of January 31, 2025
TSR for fiscal 2025 was (15%), below a broader market index and a comparable technology index fund. Over a prior three-year period, the Company's TSR outperformed the same broader market index and ranked below the comparable technology index.
Compensation Philosophy and Pay Mix
The Company maintains a strong “pay-for-performance” compensation philosophy focused on attracting and retaining high quality executive talent and rewarding our executive officers primarily through variable compensation. Fixed compensation (i.e., base salary) is set at appropriate levels to avoid competitive disadvantage and comprises the smallest portion of overall compensation. We believe that this philosophy serves to both encourage and recognize performance excellence and helps drive stockholder value while facilitating a sustainable fixed-cost structure.
The charts below depict approximate percentages for each element of target total direct compensation and demonstrate how compensation is significantly weighted towards variable at-risk compensation (short-term cash incentives, performance stock units ("PSUs"), and restricted stock units ("RSUs")). The details of all NEO compensation are provided in the "Executive
Compensation" section of this Proxy Statement.

CEO

13%
Base Salary
19%
Short-Term Cash Incentives
27%
RSUs
41%
PSUs
87%
Variable Performance Based
Variable At-Risk with Performance

Other NEOs (Average)

30%
PSUs
26%
Base
Salary
74%
Variable
Performance
Based
20%
RSUs
24%
Short-Term Cash
Incentives
Variable At-Risk with Performance

44 | Science Applications International Corporation | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Total direct compensation for NEOs is benchmarked against median levels of compensation of comparable positions in publicly traded companies of our size and in our industry. Consistent with our pay-for-performance philosophy, actual earned compensation varies above or below the median level based on the degree to which specific performance goals are achieved, changes in our stock value over time and the individual performance of each NEO.
As indicated above, base salary represents a significantly smaller portion of overall compensation than variable compensation while a more meaningful portion is allocated to annual cash incentive awards that focus executives on annual objectives supporting our long-term strategy. The largest portion of overall compensation for our executive officers is allocated to long-term incentives, supporting long-term value creation and aligning the interests of our executive officers with those of our stockholders.
Program Design Overview
For fiscal 2025, we maintained the short-term and long-term performance metrics used over the past several fiscal years. The short-term plan combines revenue, adjusted EBITDA, and adjusted operating cash flow performance with an individual leadership multiplier score. The PSUs, which are performance-based RSUs that vest and are settled at the end of a three-year performance period. The PSUs granted to our executive officers in fiscal 2025 are directly related to the achievement of cumulative adjusted EBITDA, cumulative adjusted operating cash flow, and relative total shareholder return ("rTSR") over a three-year period commencing in fiscal 2025. The combination of PSUs and time-based RSUs (vesting over 3 years) provide an appropriate balance of medium-term and long-term incentives. See the Appendix to this Proxy Statement for a reconciliation as to how each non-GAAP performance measure is calculated as compared to the most closely comparable GAAP measure.
By aligning significant portions of NEOs’ compensation with profitable growth and operating cash flow, a substantial portion of total compensation for our NEOs is directly linked to key metrics that we believe drive long-term sustained stockholder returns.
Based on Company performance in fiscal 2025, the calculated payout of the short-term cash portion of annual incentives was
132.3% of target, as discussed in greater detail beginning on page 49. The Committee applied an individual leadership multiplier score with a range of 0.5 to 1.2 to the calculated annual incentive awards of the Chief Executive Officer and each other NEOs, based upon an assessment of each executive's relative performance during the year. PSUs granted for the fiscal 2023 through
2025 performance period were earned at 134.2% of target, as discussed in greater detail on page 51.
Governance of Our Compensation Programs
Our compensation programs incorporate best practices regarding corporate governance, risk mitigation and alignment of executive officers’ interests with stockholders’ interests. The following are key features of our compensation practices:

AT SAIC, WE ...	AT SAIC, WE DO NOT ...

Believe in pay for performance—simply put, we reward
our NEOs when the company performs.
Conduct an annual review by the Committee to
establish a group of comparable companies to be used
in compensation decisions.
Review and consider feedback provided by our
stockholders related to executive compensation
matters.
Mitigate against imprudent risk-taking through
balancing features in the design of our compensation
programs.
Subject cash and equity-based incentive compensation
to “clawback” policies if there is a restatement of our
financial results for any reason or if the employee was
involved in misconduct.
Require significant stock ownership of our executive
officers.
Use an independent compensation consultant who
reports directly to the Committee.
Provide “double-trigger” provisions for certain change in
control benefits.

Permit cash buyout or re-pricing of underwater stock
options.
Guarantee any bonus payouts to executive officers.
Provide employment agreements for executive officers.
Provide golden parachute excise tax gross-ups on
change in control benefits.
Permit hedging or pledging of Company stock or
purchasing Company stock on margin by our executive
officers.
Offer defined benefit pension benefits to our executive
officers or other employees.
Provide excessive perquisites for executive officers.

saic.com | 45

COMPENSATION DISCUSSION AND ANALYSIS
Results of 2024 Stockholder Advisory Vote
Based on our stockholder advisory vote at our 2024 annual meeting of stockholders, commonly referred to as a "Say-on-Pay"
vote, our stockholders approved the compensation of our NEOs, with approximately 97% of stockholder votes cast in favor of our
2024 Say-on-Pay resolution. The Committee, which is composed exclusively of independent directors, views this level of support for our executive compensation programs as indicative of broad stockholder agreement with the pay for performance philosophy on which our executive compensation programs are premised.
We welcome feedback from stockholders regarding our executive compensation programs, which are described in more detail below. Stockholders desiring to communicate with the Board or the Human Resources and Compensation Committee may do so
as described under "Communication with the Board of Directors" in this Proxy Statement. The Committee will continue to take into account stockholder votes on Say-on-Pay resolutions when evaluating our compensation philosophy and making changes to our compensation programs and practices. See “Proposal 2—Advisory (Non-Binding) Vote on Executive Compensation” in this
Proxy Statement for additional information on our 2025 Say-on-Pay resolution.

46 | Science Applications International Corporation | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Principal Elements and Objectives of Our Compensation Program
The following chart summarizes the components, relevant performance measures and time frames of our compensation program for fiscal 2025. Consistent with our philosophy of tying pay to performance, base salary represents a significantly smaller portion of overall compensation than variable compensation. We use a combination of cash and equity incentive awards to foster and reward performance in key areas over near-term and long-term timeframes. We discuss each component beginning on page 48.

1 YEAR
3 YEARS
SHORT-TERM EMPHASIS
LONG-TERM EMPHASIS
FIXED
VARIABLE AT RISK
Base Salary
Cash
Reviewed annually to consider individual level of responsibility, expertise, skills, knowledge and experience and competitive market compensation practices
Annual Incentive Award
Cash
Revenue: 33.3%
EBITDA: 33.3%
Operating Cash Flow: 33.3%
Leadership Score Multiplier: -50%/+20%
Long-Term Incentive Award
Equity
Restricted Stock Units
Stock Value and Retention: 100%
Performance Stock Units
Cumulative EBITDA: 33.3%
Cumulative Operating Cash Flow: 33.3%
Relative Total Shareholder Return: 33.3%

saic.com | 47

COMPENSATION DISCUSSION AND ANALYSIS
Committee Process for Determining Compensation
At the beginning of each fiscal year, the Committee reviews and approves the following elements of compensation to be provided to each of our NEOs:

base salary;
payout range for the annual cash incentive awards that may be earned for the upcoming year and the performance goals and criteria upon which the amount of the awards will be determined;
mix and amount of equity incentive awards to be granted to our executive officers; and

payout range for PSUs that may be earned for the performance period beginning in that fiscal year and the length of the performance period, goals and criteria upon which the amount of the awards for the relevant performance period will be determined.

In determining the amounts of compensation to be awarded to our NEOs, the Committee considers the Company’s overall performance and competitive market data for our compensation peer group.
Company performance is the primary factor in determining variable compensation. The amount of any cash or performance-based equity incentive awards to be paid upon completion of the applicable performance period is determined based upon our achievement of short- and long-term financial goals set at the beginning of the fiscal year or performance period, as the case may be. However, the final cash incentive award payout also reflects an individual leadership multiplier score. The
Committee retains the ability to use negative discretion to reduce payouts when appropriate.
Individual performance is a factor in setting base salaries. In determining base salaries for our NEOs, the Committee reviews a performance assessment for each of our executive officers, as well as compensation recommendations for the NEOs other than the Chief Executive Officer made by the Chief Executive Officer. The Committee also considers market data, analysis and recommendations regarding executive officer compensation provided by FW Cook, its independent compensation consultant. The NEOs do not propose their own compensation.
The Committee assesses our Chief Executive Officer's performance. In determining compensation for our Chief
Executive Officer, the Committee meets in executive session and evaluates her performance based on her achievement of performance objectives that are established at the beginning of the fiscal year. Formal input is received from the independent directors and the executive leadership team. The Committee also considers the Chief Executive Officer’s leadership contributions towards the Company’s performance, including financial results, development and achievement of strategic objectives, progress in building capability among the executive leadership team, development of a succession plan for executive leadership and corporate governance leadership, as well as market data and analysis and recommendations provided by the
Committee’s independent compensation consultant. The Committee determines the Chief Executive Officer’s compensation and then reviews her evaluation and compensation with the Board’s independent directors. The Chief Executive Officer does not propose her own compensation and is not present for discussions of her performance and compensation. The Independent Chair of the Board and the Chair of the Committee then present the Committee’s evaluation and compensation determination to the
Chief Executive Officer.
The Committee reviews our compensation peer group annually. The Committee uses peer group information as a reference point for assessing compensation levels and practices. The Committee, with the assistance of FW Cook, annually reviews and approves the list of companies to ensure its appropriateness.  In evaluating and selecting companies for inclusion in the peer group, the Committee targets comparably sized publicly traded information technology, consulting, defense, and engineering companies, as well as companies with whom we compete for executive talent with similar roles and responsibilities, which we refer to as our “compensation peer group.”
For fiscal 2025, the compensation peer group used to determine target compensation was approved by the Human Resources and Compensation Committee in the fall 2023 committee meeting and consisted of the following 13 companies. One prior peer,
ManTech International Corp. was acquired and removed from the peer group and ICF International was added to the peer group due to its industry fit and to provide balance to the group.

48 | Science Applications International Corporation | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Booz Allen Hamilton Holding Corporation (BAH)	KBR, Inc. (KBR)
CACI International Inc (CACI)	Leidos Holdings, Inc. (LDOS)
CGI Inc. (GIB)	Maximus, Inc. (MMS)
DXC Technology Company (DXC)	Parsons Corporation (PSN)
Huntington Ingalls Industries, Inc. (HII)	Tetra Tech, Inc. (TTEK)
ICF International (ICFI)	Textron Inc. (TXT)
Jacobs Solutions Inc. (J)
The compensation peer group generally reflects companies with annual revenues between one-third to three times our estimated revenues for the fiscal year in which the peer group is reviewed. Compensation data from two nationally-recognized, broad-
based third-party surveys provides the Committee with additional perspective regarding the competitive landscape for executive talent. The Committee considers survey data along with the compensation peer group data when evaluating appropriate levels of direct compensation. To be competitive in the market for our executive-level talent, we benchmark overall compensation for our
NEOs against the market median. Actual cash incentive awards paid and PSUs earned vary, consistent with our pay-for-
performance philosophy, based on pre-established performance metrics and may therefore generate realized compensation that is higher or lower than the market median.
Components of Fiscal 2025 Compensation Programs
Base Salary
In reviewing and approving the fiscal 2025 base salaries for our NEOs, the Committee considered its independent compensation consultant’s analysis of pay levels among the compensation peer group and survey data, which indicated that base salaries for our NEOs were generally competitive relative to the peer group and to survey data for all executive officers. Individual base salaries also reflect the Committee’s judgment with respect to each NEO’s roles and responsibilities, leadership skills, performance and work experience. The Committee reviews NEOs’ base salaries annually or at the time of a promotion or a substantial change in responsibilities based on the above-described criteria.
In fiscal 2025, base salaries for the NEOs were increased to better align their compensation with the market for comparable positions and are summarized below.

Name	Fiscal 2025 Base Salary	Percentage Increase from Fiscal 2024 Base Salary
Toni Townes-Whitley	$1,200,000	0.0%
Prabu Natarajan	$720,000	2.9%
Srinivas Attili(1)	$550,000	--
Hilary L. Hageman	$575,000	4.5%
David C. Ray	$425,000	0.8%
(1)Mr. Attili joined the Company in fiscal 2025 and earned a prorated percentage of his annual base salary for the period from May 6, 2024 through the fiscal year end.
Annual Cash Incentive Awards
Our short-term incentive (“STI”) plan is the primary compensation element used to reward NEO accomplishments against established business goals approved by our Committee within a given year. Our annual cash incentive awards are based upon performance against predetermined goals for the fiscal year to encourage and reward contributions to our annual financial, operating and strategic objectives.

saic.com | 49

COMPENSATION DISCUSSION AND ANALYSIS
Performance goals for cash incentive awards. At the beginning of each fiscal year, the Committee sets and approves threshold, target and maximum performance goals for the upcoming year based on objective financial goals. Further, the
Committee reviews and approves the corresponding target cash incentive awards based upon the achievement of those goals.
No amount is payable for below-threshold performance. When threshold performance is met, payouts are determined on a straight-line basis between threshold and target performance and between target and maximum performance up to a maximum payout of 200%.
The diagram below illustrates how we determined fiscal 2025 cash incentive awards to our NEOs under our STI plan followed by a more detailed description of the performance for fiscal 2025.
(1)EBITDA is a non-GAAP financial measure and should be read in conjunction with net income, a GAAP financial measure; see the
Management’s Discussion and Analysis of Financial Conditions and Results of Operations section in Part II, Item 7 of our Annual Report on
Form 10-K for the year ended January 31, 2025, for further information.
Performance measures for fiscal 2025. The financial performance measures for fiscal 2025 were closely aligned with the
Company’s strategy for sustained profitable growth and long-term value creation.
For fiscal 2025, we maintained the core financial measures that we used in fiscal 2024: revenue, adjusted EBITDA, and adjusted operating cash flow, which directly align to our overall strategy and shareholder value creation with equal weightings of 33.3%.
These metrics focus on profitable growth and strong cash generation. The financial performance measures, their relative weightings, the threshold, target and maximum achievement levels and actual performance for our short-term incentive program for fiscal 2025, as approved by the Committee, is reflected in the table below. For fiscal 2025, the results reflect our organic revenue growth of 3.1% and improvement in adjusted EBITDA margins of 50 basis points.
Fiscal 2025 Short-Term Incentive Awards

Financial Measures(1)	Weight	Threshold	Target	Maximum	Actual(1)	% of Target Achieved	Payout %
Revenue	33.3%	$7.292B	$7.542B	$7.763B	$7.479B	99.2%	87.4%
Adjusted EBITDA	33.3%	$682M	$700M	$722M	$705M	100.7%	122.7%
Adjusted Operating Cash Flow	33.3%	$510M	$525M	$540M	$538M	102.5%	186.7%
STI Award Payout Percentage							132.3%
(1)See the Appendix to this Proxy Statement for a reconciliation as to how each adjusted non-GAAP performance measure is calculated as compared to the most closely comparable GAAP measure.
Determination of leadership score. The score reflects performance during the fiscal year and is focused on both what and how results were achieved based on a mix of quantitative and qualitative performance and leadership expectations with a focus on enabling our strategic culture shifts and upholding our core values. The score range for the NEOs was expanded in fiscal
2025 to 0.5 to 1.2 (meaning that a multiplier of -50% up to +20% may apply) to allow for greater differentiation in executive payouts to account for outsized negative or positive performance and drive greater ability to reflect leader accountability. The final score is based upon an assessment of each executive's relative performance and is determined by the Committee for the
Chief Executive Officer and with input from the Chief Executive Officer for the other NEOs.

50 | Science Applications International Corporation | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Determination of annual incentive award amounts. For fiscal 2025, the Committee set the target amount of the cash incentive award at 150% of base salary for the Chief Executive Officer and between 80% and 100% of base salary for the other
NEOs based on applicable market data. In determining the payout level amount, the Committee applied the STI award payout percentage (132.3% in fiscal 2025 as calculated in the table above) to the target cash incentive amount and further applied leadership factors ranging from 0.8 to 1.2 based upon an assessment of each executive's relative performance during the year up to the maximum payout of 200% of target. For our NEOs, the target cash incentive award amounts as a percentage of base salary and award amounts earned in fiscal 2025 were as follows:

Name	Base Salary	STI Target as % of Base Salary	Financial Score	Cash Incentive Amount Paid
Toni Townes-Whitley	$1,200,000	150%	132.3%	$2,619,540
Prabu Natarajan	$720,000	100%	132.3%	$1,143,072
Srinivas Attili(1)	$550,000	80%	132.3%	$480,249
Hilary L. Hageman	$575,000	100%	132.3%	$836,798
David C. Ray	$425,000	80%	132.3%	$359,856
(1)Mr. Attili's short term incentive was prorated based on number of months worked in fiscal 2025.
Long-Term Incentive Awards
We provide equity incentive awards to our NEOs to motivate them to stay with us and build long-term shareholder value through their future performance. We benchmark our NEOs’ long-term incentive award opportunities at the median of the competitive market. The following forms of long-term incentive compensation were provided to our NEOs in fiscal year 2025:

Performance Stock Units (60%)
Incentivize our NEOs to achieve specific measurable financial goals over a three-year performance cycle. Earned shares vest and are issued at the end of the performance cycle and range from 0% for below threshold performance to 200% for maximum performance.
PSUs are granted annually in overlapping performance cycles and serve as a tool to align pay and Company performance and to retain our
NEOs. Dividend equivalents are accumulated in cash and are paid at the end of the three-year performance cycle to the extent that the underlying PSUs are earned.

Restricted Stock Unit (40%)
Align pay and Company performance as reflected in our stock price, encourage retention of our NEOs’ services and promote continued
investment by our executives in Company stock. RSUs awarded in fiscal 2025 vest over a three-year period in 33% installments at each anniversary of the grant date. Dividend equivalents on unvested RSUs accumulate in cash and are paid when and if the underlying RSUs vest.

saic.com | 51

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2025-2027 Performance Stock Units
For fiscal 2025, 60% of the long-term incentives awarded to our NEOs were provided in the form of PSUs (valued at target payout). The performance measures and corresponding weightings for the fiscal 2025 PSUs are as follows:

Performance Measures	Weight	Description
Cumulative Adjusted EBITDA	33.3%	Three-year cumulative goal set at the beginning of the performance period
Cumulative Adjusted Operating Cash Flow	33.3%	Three-year cumulative goal set at the beginning of the performance period
Relative Total Shareholder Return (rTSR)	33.3%
Three-year TSR performance compared to our compensation peer group.
TSR is calculated based on a 30 trading day average at the beginning and end of the performance period, with dividends assumed to be reinvested as of ex-dividend date.

At the beginning of each three-year performance period, the Committee establishes the performance measures to be used for that performance period, their weightings and the levels of performance on those measures for the entire three-year performance period that will generate threshold, target, and maximum payouts. The number of PSUs delivered at the end of the three-year performance cycle may range from 0% for below threshold performance to 50% for threshold performance and up to 200% for maximum performance. When the performance threshold is met, payouts are determined on a straight line interpolation basis for performance levels between threshold and target and between target and maximum. The final PSU payout is delivered at the end of the three-year performance cycle.
The financial targets are closely aligned with the Company’s long-term financial strategy, and not publicly disclosed at the time of the award issuance due to the proprietary and competitive nature of this information. For rTSR, we measure our ranking as compared to our compensation peer group. Threshold is set at the 25th percentile, target at the 50th percentile and maximum at the 75th percentile. For TSR, the range for payout is 0% for threshold performance to 200% for maximum performance with payouts determined on a straight line interpolation. Final achievement and payouts for each of the above goals will be determined and disclosed by the Committee at the conclusion of fiscal 2027.
In addition to the annual Long-Term Incentive Awards, Mr. Attili received a one-time sign-on RSU grant on June 7, 2024, with a grant date value of $1,000,000, that vests 33% on the first, second, and third year anniversaries of the date grant. Mr. Ray received a one-time special RSU grant on September 13, 2024, with a grant date value of $1,000,000, that will vest in full on
January 29, 2027. These awards are aimed at recruiting and retaining critical executives in the Company.
Certification of fiscal 2023-2025 PSUs. The Compensation Committee reviewed and approved performance against pre-
established targets for the fiscal 2023-2025 plan. Payout amounts for fiscal 2023-2025 performance stock units were as follows:
Fiscal 2023-2025 Performance Stock Units Payout

Performance Measures	Performance Period	Weight	Threshold 50%	Target 100%	Maximum 200%	Actual(1)	% of Target Achieved	Payout %
Cumulative Adjusted EBITDA	FY23-25	33%	$1.755B	$2.065B	$2.375B	$2.060B	99.8%	99.2%
Cumulative Adjusted Operating Cash Flow	FY23-25	33%	$1.390B	$1.737B	$2.084B	$1.865B	107.4%	136.9%
Performance Measures	Performance Period	Weight	Threshold 0%	Target 100%	Maximum 200%	Actual(1)	% of Target Achieved	Payout %
Relative Shareholder Return	FY23-25	33%	25.0%	50.0%	75.0%	66.7%	133.3%	166.7%
Share Payout Percentage								134.2%
(1)See the Appendix to this Proxy Statement for a reconciliation as to how each adjusted non-GAAP performance measure is calculated as compared to the most closely comparable GAAP measure.

52 | Science Applications International Corporation | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Other Benefits Provided in Fiscal 2025
In addition to the elements of direct compensation described above, we also provide our NEOs with the following benefits:
Health and welfare benefits. Our NEOs are entitled to participate in the health and welfare plans that we generally offer to all of our eligible employees, which provide medical, dental, health, group term life insurance and disability benefits. We believe that these health and welfare benefits are reasonable in scope and amount and are of the kind typically offered by other companies against which we compete for executive talent. Additionally, our NEOs are eligible to participate in a physical health program. The program provides the NEOs with a comprehensive medical assessment and personalized preventive strategies to maintain and improve personal health.
Retirement benefits. Our NEOs are entitled to participate in the same defined contribution retirement plan that is generally available to all of our eligible employees. Currently, we provide matching contributions to eligible participants’ retirement plan accounts based on a percentage of their eligible compensation under applicable rules. The amount of contributions we made to the retirement plan accounts of each of our participating NEOs in fiscal 2025 was $13,800 per person with the exception of Mr.
Attili and Mr. Ray.  Matching contribution amounts for Mr. Attili was $13,637 and Mr. Ray does not contribute to the SAIC
Retirement Plan. The Committee believes that these contributions to this retirement program permit our NEOs to save for their retirement in a tax-effective manner, are reasonable in scope and amount and are of the kind typically offered by other companies against which we compete for executive talent.
Deferred compensation plan. To provide other tax-deferred means to save for retirement, we maintain the Deferred
Compensation Plan that allows our NEOs and other eligible participants to elect to defer a portion of any cash incentive awards granted to them under our incentive plans and a portion of their eligible salary. Though the Company may make discretionary contributions to participating NEOs, we made no contributions to NEOs’ Deferred Compensation Plan accounts for fiscal 2025.
Vested deferred balances under the Deferred Compensation Plan will generally be paid upon retirement or termination. We also have an additional frozen deferred compensation plan. These plans are described in more detail under “Executive Compensation,
Nonqualified Deferred Compensation” below in this Proxy Statement.
Perquisites and personal benefits. We do not provide excessive perquisites or personal benefits to our NEOs. Given the nature of our business, we believe security is necessary and generally provided to other executives within our industry. As the safety and security of our NEOs is of utmost importance, certain security measures are provided, including physical security, residential security, network security and dark web monitoring in response to escalating cybersecurity threats.
Other Policies and Considerations
Assessment of Risks in our Compensation Programs
In the design and oversight of our compensation programs for NEOs and all employees, each year the Committee, with assistance from FW Cook, the Committee’s independent compensation consultant and management, assesses risks related to our pay practices and incentive programs. The risk assessment is focused on identifying risks associated with our compensation programs and the mix of each type of compensation element we provide to our NEOs and all employees, as well as the measures that the Company may employ to mitigate those risks. The Committee believes that the following features of our compensation programs effectively mitigate excessive risk-taking that could harm our value or reward poor judgment by our
NEOs or other employees:

short-term incentive measures are balanced among different financial measures, with goals that are intended to be achievable upon realistic levels of performance;
significant weighting towards long-term incentive compensation promotes long-term decision making and discourages short-term risk-taking;
goals are based on Company performance measures, which mitigates excessive risk-taking within any particular business operation;
maximum payouts are capped at levels that do not reward excessive risk-taking;
our compensation recoupment policies allow us to recover compensation based on financial results that are subsequently restated or if fraud or intentional misconduct is involved; and
our stock ownership guidelines encourage a long-term perspective.

saic.com | 53

COMPENSATION DISCUSSION AND ANALYSIS
For fiscal 2025, the Human Resources and Compensation Committee discussed and analyzed risks associated with the
Company’s compensation policies and practices for executive officers and all employees generally. The Committee did not identify any risks arising from the Company’s compensation programs or practices that are reasonably likely to have a material adverse effect on the Company.
Equity Award Grant Practices
The Committee is responsible for the administration of our equity incentive plans. Generally, in advance of each fiscal year, the
Committee will select predetermined dates on which equity awards will be granted to our employees, including our NEOs, during the following fiscal year. These grant dates are selected to occur after the dates we anticipate releasing our annual or quarterly financial results. We generally grant equity incentive awards to our directors, executive officers and all other eligible employees on an annual basis shortly after we announce our financial results for the recently completed fiscal year. In addition to these annual grants, the Committee predetermines four quarterly dates on which any additional equity incentive awards may be made to eligible NEOs or other employees in connection with an offer of employment, for retention purposes or to recognize performance.  The company does not schedule its equity grants in anticipation of the release of material non-public information
(“MNPI”) nor does the company time the release of MNPI based on equity grant dates. The Committee approves all equity awards made to our NEOs.
Stock Ownership Guidelines and Stock Holding Requirements
We encourage our employees to own our stock so that they are motivated to maximize our long-term performance and drive sustained stock value creation. We have adopted stock ownership guidelines for our executive officers that require them to accumulate and maintain stock holdings calculated as a multiple of their base salary, depending on their role. The sum of all shares owned outright, shares held in a trust for the benefit of the employee or his/her immediate family members, vested stock held in the KESDP and MSCP compensation plans, stock held in a retirement plan and one-half (50%) of unvested time-based
RSUs count toward the required ownership. No other equity holdings count toward meeting the ownership requirement including any unvested PSUs or unvested, unexercised stock options.

POSITION	TARGET OWNERSHIP (Multiple of Base Salary)
Chief Executive Officer	5x
Other Named Executive Officers	3x
In addition to stock ownership guidelines, we also maintain a stock holding requirements policy, which mandates that executive officers must hold 100% of the net shares acquired under our equity incentive programs until the applicable multiple of base salary is achieved. Messrs Natarajan and Ray have satisfied their ownership goals. Ms. Hageman is expected to satisfy her ownership goals in fiscal 2026. As Ms.Townes-Whitley was hired during fiscal year 2024 and Mr. Attili was hired in fiscal year
2025, both are making progress toward their ownership goals.
Prohibition on Hedging or Pledging Company Stock or Purchasing “On Margin”
We have established policies that prohibit all executive officers, directors and employees from engaging in any short selling and hedging transactions in our securities that may carry a greater risk of liability for insider trading violations and also create an appearance of impropriety. For example, with respect to our securities, our executive officers, directors and employees are not permitted to engage in any short sales or any trading in puts, calls or other derivatives on an exchange or other organized market. In addition, we prohibit our executive officers, directors and employees from pledging company stock as collateral for a loan or purchasing company stock “on margin.” Further, our executive officers, directors and senior managers are required to obtain pre-clearance from our General Counsel for all transactions in our securities.

54 | Science Applications International Corporation | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
“Clawback” or Compensation Recoupment Policies
We maintain a mandatory compensation recovery policy for our current and former Section 16 officers and other officers as designated by the Human Resources and Compensation Committee to require recovery of certain incentive-based compensation pursuant to Rule 10D-1 of the Exchange Act and the applicable stock exchange rules. This mandatory compensation recovery policy was filed as an exhibit to our annual report on Form 10-K for the fiscal year ended February 2, 2024.
In addition (and not in lieu of the mandatory compensation recovery policy), we continue to maintain a discretionary compensation recovery policy pursuant to which we may require executive officers and other employees who receive incentive compensation to return cash and equity incentives if there is a required accounting restatement to correct an error in previously issued financial statements (upon which the incentive compensation was based). If we determine that recovery is appropriate, we will seek repayment of the difference between the incentive compensation paid and the incentive compensation that would have been paid, if any, based on the restated financial results. This policy also gives us discretion to recover cash and equity incentive compensation from any employee involved in fraud or intentional misconduct whether or not such conduct results in a restatement of our financial results. In cases of fraud or misconduct, we may seek recovery of short-term cash incentives and/or any equity compensation paid (and/or any subsequent gains realized from the sale of any underlying SAIC shares). We may seek to recover the applicable amount of compensation from incentive compensation paid or awarded, as a reduction from future payments of incentive compensation, or by cancellation of outstanding equity awards.
Post-Employment Benefits
We do not maintain a defined benefit or other supplemental retirement plan that would entitle our executive officers to receive company-funded payments if they leave the Company.
Upon certain terminations of employment, including death, disability, retirement or a change in control, our employees, including our NEOs, may be eligible for continued vesting of equity awards on the normal schedule or accelerated vesting in full or on a pro rata basis, depending on the nature of the event and the type of award. The purpose of these provisions is to protect previously earned or granted awards by making them available following the specified event. Because these termination provisions are contained in our standard award agreements for all recipients and relate to previously granted or earned awards, we do not consider these potential termination benefits as a separate item in compensation decisions for our NEOs. Our long-
term incentive plans do not provide for additional benefits or tax gross-ups. For more information about potential post-employment benefits, see “Executive Compensation—Potential Payments upon Termination or a Change in Control” in this Proxy Statement.
Executive Severance and Change in Control Policy
None of the NEOs have employment agreements with the Company.  We maintain an Executive Severance, Change in Control and Retirement Policy which specifies the compensation and benefits payable in connection with certain termination events for our executive officers in change in control, non-change in control, and retirement events as further described in this Proxy
Statement under “Executive Compensation—Potential Payments upon Termination or a Change in Control.” We believe that this policy provides an important benefit to us by helping alleviate any concern the executive officers might have during a potential change in control of our Company and permitting them to focus their attention on our business. In addition, we believe that this policy is an important recruiting and retention tool, as many of the companies with which we compete for talent have similar arrangements in place for their senior management.
There are no excise tax gross-up provisions authorized by the policy. This policy renews for successive one-year terms each year, unless the Company provides notice to the eligible executive officers of either amendments to the policy or termination of the policy or has provided notice to an individual eligible executive officer that he or she is no longer eligible for the policy no later than November 1 of the term year. This annual term permits the Committee to review regularly the amount of benefits that would be provided to our executive officers in connection with certain termination events and to consider whether to continue providing those benefits.

saic.com | 55

COMPENSATION DISCUSSION AND ANALYSIS
Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee has reviewed and discussed with our management the Compensation
Discussion and Analysis included in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Steven R. Shane (Chair)
Garth N. Graham
Timothy J. Mayopoulos
Donna S. Morea
James C. Reagan

56 | Science Applications International Corporation | 2025 Proxy Statement

saic.com | 57

EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding compensation earned by our NEOs. The compensation set forth below was earned for service to SAIC during fiscal 2025, and, if applicable, during fiscal 2024 and fiscal 2023. All compensation is disclosed, whether or not such amounts were paid in such year:

Name and principal position	Fiscal Year(1)	Salary ($)	Bonus ($)(2)	Stock awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
Toni Townes-Whitley Chief Executive Officer	2025	1,200,000		6,384,074	2,619,540	38,129	10,241,743
	2024	578,077	—	7,175,963	3,232,320	3,958	10,990,318
Prabu Natarajan Chief Financial Officer	2025	716,923	—	1,695,945	1,143,072	15,131	3,571,071
	2024	696,154	—	1,784,097	1,400,000	27,538	3,907,789
	2023	663,462	—	4,500,148	677,700	12,450	5,853,760
Srinivas Attili Executive Vice President, Civilian Business Group	2025	391,346	1,000,000	1,704,111	480,249	20,517	3,596,223
Hilary L. Hageman Executive Vice President, General Counsel and Corporate Secretary	2025	571,154	—	1,296,884	836,798	15,131	2,719,967
David C. Ray Executive Vice President, Space and Intelligence Business Group	2025	424,878	—	1,498,931	359,856	1,331	2,284,996
(1)Compensation is provided only for fiscal years for which each individual qualified as a NEO.
(2) In connection with his appointment as Executive Vice President, Civilian Business Group, Mr. Attili received a sign-on bonus of $1,000,000.
(3)Amounts shown in this column reflect the grant date fair value computed in accordance with stock-based compensation accounting rules
(FASB ASC Topic 718). The amounts shown include the aggregate grant date fair value of RSUs and PSUs. Values for the PSUs are computed based on the target number of shares. If the maximum level of the performance conditions was achieved, the value of the fiscal
2025 PSUs included in the “Stock Awards” column would be as follows: Ms. Townes-Whitley, $7,648,128; Mr. Natarajan, $2,031,679; Mr.
Attili, $760,131; Ms. Hageman, $1,553,607; and Mr. Ray, $597,719. Amounts include Mr. Attili's sign-on award of $1,000,000 comprised of
RSUs and Mr. Rays one-time special award of $1,000,000 comprised of RSUs.
    For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 8 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for fiscal 2025 filed with the SEC on March 17, 2025.
(4)Amounts shown in this column represent the actual amounts paid to the NEOs under our cash incentive award program for performance in fiscal 2025. The threshold, target and maximum payouts are shown in the “Grants of Plan-Based Awards” table under the column headed
“Estimated future payouts under non-equity incentive plan awards.”
(5)Amounts shown in this column for fiscal 2025 include matching contributions made by the Company under the SAIC Retirement Plan on behalf of all of our NEOs with the exception of Mr. Attili and Mr. Ray of $13,800. Matching contribution amounts shown for Mr. Attili include
$13,637 and Mr. Ray does not contribute to the SAIC Retirement Plan.  Amounts shown also include expenses related to the physical health program benefits during fiscal 2025 on behalf of our NEOs as follows: Ms. Townes-Whitley, $2,100; and Mr. Attili, $5,550.  Additionally,
amounts shown reflect expenses related to taxable transportation expenses and security costs which include physical security, network security and dark web monitoring on behalf of our NEOs as follows: Ms. Townes-Whitley, $22,230, and all other NEO's, $1,331.

58 | Science Applications International Corporation | 2025 Proxy Statement

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards
The annual cash incentive plan for fiscal 2025 is described in the CD&A. For services during fiscal 2025, the NEOs received two types of equity incentive plan awards: (1) restricted stock units, and (2) performance stock units, granted on April 5, 2024 and
June 7, 2024. Annual RSU grants vest over three years. PSU grants vest subject to performance goals related to the three-year cumulative adjusted EBITDA, cumulative adjusted operating cash flow, and relative TSR . Dividend equivalents on unvested
RSUs and PSUs accumulate in cash and are paid when and if the underlying awards vest. The following table sets forth information regarding the cash and equity incentive awards made to our NEOs in fiscal 2025 pursuant to our 2023 Equity
Incentive Plan.

				Estimated future payouts under non equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards; number of shares of stock or units (#)(3)	Grant date fair value of stock and option awards ($)(4)
Name	Award type	Grant date	Approval date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ms. Townes- Whitley	Cash	—	—	900,000	1,800,000	3,600,000	—	—	—	—	—
	PSU	04/05/2024	03/28/2024	—	—	—	14,830	29,660	59,320	—	3,824,064
	RSU	04/05/2024	03/28/2024	—	—	—	—	—	—	19,773	2,560,010
Mr. Natarajan	Cash	—	—	360,000	720,000	1,440,000	—	—	—	—	—
	PSU	04/05/2024	03/28/2024	—	—	—	3,940	7,879	15,758	—	1,015,839
	RSU	04/05/2024	03/28/2024	—	—	—	—	—	—	5,253	680,106
Mr. Attili	Cash	—	—	220,000	440,000	880,000	—	—	—	—	—
	PSU	06/07/2024	04/02/2024	—	—	—	2,081	4,161	8,322	—	380,066
	RSU	06/07/2024	04/02/2024	—	—	—	—	—	—	2,774	324,003
	RSU	06/07/2024	04/02/2024	—	—	—	—	—	—	8,562	1,000,042
Ms. Hageman	Cash	—	—	287,500	575,000	1,150,000	—	—	—	—	—
	PSU	04/05/2024	03/28/2024	—	—	—	3,013	6,025	12,050	—	776,803
	RSU	04/05/2024	03/28/2024	—	—	—	—	—	—	4,017	520,081
Mr. Ray	Cash	—	—	170,000	340,000	680,000	—	—	—	—	—
	PSU	04/05/2024	03/28/2024	—	—	—	1,159	2,318	4,636	—	298,860
	RSU	04/05/2024	03/28/2024	—	—	—	—	—	—	1,545	200,031
	RSU	09/13/2024	09/10/2024	—	—	—	—	—	—	7,411	1,000,040
(1)Amounts in these columns represent the threshold, target and maximum payout amounts of cash incentive awards with actual payouts based upon the achievement of pre-established levels of performance during fiscal 2025, as discussed in our CD&A in this Proxy
Statement. The actual amounts that were paid to our NEOs with respect to fiscal 2025 are set forth in the table entitled “Summary
Compensation Table” under the column headed “Non-equity incentive plan compensation.”
(2)Amounts in these columns represent PSUs which are subject to performance goals related to the three-year cumulative adjusted EBITDA, three-year cumulative adjusted operating cash flow, and relative total shareholder return. Shares are issuable at the end of the three-year performance cycle provided that the predetermined goals have been satisfied, subject to the Human Resources and Compensation
Committee’s discretion to decrease the number of shares that are ultimately issued at the end of the performance cycle.
(3)Amounts in this column represent April 5, 2024  and June 7, 2024 grants of RSUs, which vest 33% on the first, second, and third year anniversaries of the date of grant and September 13, 2024 special retention grant of RSUs, which vests in full on January 29, 2027.
(4)Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718. These amounts do not reflect the value that may be actually realized by the recipient and do not reflect changes in our stock price after the date of grant. The values included for the PSUs are based on the target number of shares.

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EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards that were held by our NEOs at the end of fiscal 2025.

		Stock awards
Name	Grant Date	Number of shares of stock or units that have not vested (#)(1)	Market value of shares of stock or units that have not vested ($)(2)	Equity Incentive Plan awards; number of unearned shares, units or other rights that have not vested (#)(3)	Equity Incentive Plan awards; market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Ms. Townes-Whitley	04/05/2024	19,773	2,141,020	—	—
	04/05/2024	—	—	59,320	6,423,170
	06/12/2023	16,015	1,734,104	—	—
	06/12/2023	—	—	72,064	7,803,090
Mr. Natarajan	04/05/2024	5,253	568,795	—	—
	04/05/2024	—	—	15,758	1,706,276
	04/07/2023	3,709	401,611	—	—
	04/07/2023	—	—	16,690	1,807,193
	04/01/2022	2,171	235,076	—	—
Mr. Attili	06/07/2024	8,562	927,093	—	—
	06/07/2024	2,774	300,369	—	—
	06/07/2024	—	—	8,322	901,106
Ms. Hageman	04/05/2024	4,017	434,961	—	—
	04/05/2024	—	—	12,050	1,304,774
	04/07/2023	2,968	321,375	—	—
	04/07/2023	—	—	13,352	1,445,755
	09/16/2022	3,579	387,534	—	—
Mr. Ray	09/13/2024	7,411	802,463	—	—
	04/05/2024	1,545	167,293	—	—
	04/05/2024	—	—	4,636	501,986
	04/07/2023	1,052	113,911	—	—
	04/07/2023	—	—	3,154	341,515
	04/01/2022	589	63,777	—	—
(1)Information in this column relates to RSUs held by our NEOs at the end of fiscal 2025. All RSUs except the RSUs granted on September 13,
2024 vest annually over a three-year period at each anniversary of the grant date. The September 13, 2024 award will vest in full on
January 29, 2027.
(2)Based on $108.28 per share, the closing sales price of our common stock on Nasdaq on January 31, 2025.
(3)The number of PSUs reflected in this column represent the PSUs awarded for the fiscal 2024-2026 and fiscal 2025-2027 performance cycles. The number of PSUs that can be earned has been disclosed in this column at a maximum payout based on performance through
January 31, 2025. The PSUs are not settled until after the performance period when performance results are certified by the Human
Resources and Compensation Committee.

60 | Science Applications International Corporation | 2025 Proxy Statement

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested
The following table sets forth information regarding shares of common stock acquired by our NEOs during fiscal 2025 upon the vesting of RSUs and the vesting of fiscal 2023-2025 PSUs.

	Stock awards
Name	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
Ms. Townes-Whitley	8,007	934,737
Mr. Natarajan	47,053	5,317,300
Mr. Attili	—	—
Ms. Hageman	5,061	685,482
Mr. Ray(3)	4,911	585,127
(1)  Includes PSUs earned in connection with the PSU for the fiscal 2023-2025 performance period and a portion of time-based RSUs granted during previous fiscal years.
(2)  Value realized on vesting disclosed above is based on the closing price of our common stock on Nasdaq on the vest date. For the earned fiscal 2023-2025 PSUs, the value is based on the closing price per share of our common stock on Nasdaq on the vesting date of January
31, 2025 of $108.28.
(3)    The FY23-25 PSU grant for Mr. Ray was subject to different performance conditions under a non-NEO plan (Cumulative Adjusted EBITDA and Cumulative Adjusted Operating Cash Flow each weighted 50%; Relative TSR performance applied as a modifier) with a final share payout percentage of 133.8%.
Nonqualified Deferred Compensation
The Deferred Compensation Plan became effective January 1, 2015 and is a pre-tax savings plan that allows eligible participants, which includes our NEOs, to defer up to 80% of their salary and cash bonus compensation as well as director cash retainer and meeting fees. Deferrals into the Deferred Compensation Plan are not included as eligible compensation for the calculation of the company match in the SAIC Retirement Plan. If there is a loss of company match in the SAIC Retirement Plan because of a deferral into the Deferred Compensation Plan, the Company may, at its sole discretion, make up the difference in company matching contribution to the Deferred Compensation Plan. Participants elect to have deferred balances paid on a specific date while they are still employed or upon retirement or separation of service in the form of a lump sum payment or in annual installments over five, 10, or 15 years.
The following table sets forth information regarding deferrals under and aggregate earnings and withdrawals in fiscal 2025 through our nonqualified deferred compensation plans in which the NEOs participated. There were no company matching contributions made to the NEOs’ accounts under any of the plans in fiscal 2025.

Name(1)	Plan	Executive contributions in fiscal 2025 ($)(2)	Aggregate earnings in fiscal 2025 ($)(3)	Aggregate withdrawals/ distributions in fiscal 2025	Aggregate balance at fiscal year-end ($)(4)
Mr. Natarajan	Deferred Compensation Plan	423,385	61,462	—	865,980
Mr. Ray	Deferred Compensation Plan	221,545	81,025	—	734,119
(1)  Ms. Townes-Whitley, Mr. Attili, and Ms. Hageman are not included in this table because they have not participated in any nonqualified deferred compensation plans.
(2)Amounts in this column include salary deferrals in fiscal 2025 and annual incentive bonus paid in fiscal 2025 for fiscal 2024 performance.
For Mr. Natarajan, $143,385; and Mr. Ray, $104,585 of this amount is reported as fiscal 2025 compensation in the Summary Compensation
Table.
(3)With respect to the Deferred Compensation Plan, amounts in this column represent aggregate returns on the investments elected by participants from the diverse investment options available to participants under the plans. Participants may change their investment elections at any time. The returns on the investment options available to eligible participants during fiscal 2025 ranged from 1.00% to
25.07%. The amounts in this column are not included in the Summary Compensation Table.
(4)Amounts in this column represent the value of the holders’ accounts at the end of fiscal 2025, which includes the following amounts reported in the Summary Compensation Table for the amounts contributed by the plan holder for the prior year: Mr. Natarajan, $280,000; and Mr.
Ray, $116,960.

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EXECUTIVE COMPENSATION
Potential Payments upon Termination or a Change in Control
We have an Executive Severance, Change in Control and Retirement Policy (“Severance Policy”) that applies to designated eligible officers, including all of our active NEOs, which became effective as of September 5, 2023 and which provides certain benefits to the active NEOs upon their termination of employment under the circumstances described below, including in connection with a change in control or retirement. In addition, our Amended and Restated 2013 Equity Incentive Plan (“2013
Plan”) and the award agreements thereunder, as well as the 2023 Equity Incentive Plan (“2023 Plan”) provide for accelerated vesting and exercisability of equity awards under the circumstances described below, including in connection with a change in control (or in the case of the 2023 Plan, upon certain terminations in connection with a change in control).
Severance Policy. Severance benefits under the Severance Policy are conditioned on the NEO signing and not revoking a general waiver and release and signing and complying with a two-year non-compete agreement.
Under the Severance Policy, if within 90 days preceding or 21 months following a change in control an active NEO is involuntarily terminated by the Company for any reason other than for cause, death, or disability or resigns for good reason, he or she will be entitled to receive a lump sum cash payment equal to two times (or three times in the case of our chief executive officer) the sum of (i) the executive officer’s then current annual base salary and (ii) the target annual incentive bonus for the fiscal year in which the termination occurs. If the executive officer’s annual base salary was higher during the 90-day period prior to the change in control, that higher amount will be used to determine the amount of the lump sum cash payment to which the executive officer is entitled. The executive officer is also entitled to receive a lump sum cash payment in an amount equal to 24 months (or 36 months in the case of our chief executive officer) of the monthly COBRA premium for continued group medical coverage for the executive officer and his or her eligible dependents, outplacement services for a period of 12 months and up to a maximum of
$25,000, and a lump sum cash payment equal to a pro-rata portion of the executive's target annual bonus opportunity for the bonus cycle in which the termination occurs. For a change of control related termination, the NEO's outstanding equity awards will be governed by the terms of the 2013 Plan or 2023 Plan, as applicable.
Under the terms of the Severance Policy, if, other than during the period before or after a change in control as described above, an active NEO is involuntarily terminated by the Company for any reason other than for  cause, death or disability, he or she will be entitled to receive a lump sum cash payment equal to 1.5 times (or two times in the case of our chief executive officer) the sum of (i) the executive officer’s then current annual base salary and (ii) the average of the most recent three actual annual cash bonuses paid (or the average of all of the actual annual cash bonuses paid for such shorter time if the executive officer has not been employed by us for at least three annual bonus cycles). The executive will continue to vest in all previously granted equity awards under the 2013 Plan or 2023 Plan per the original terms of the award, but without any minimum holding period requirements and without any proration of the award. The executive officer is also entitled to receive a lump sum cash payment in an amount equal to 18 months (or 24 months in the case of our chief executive officer) of the monthly COBRA premium for continued group medical coverage for the executive officer and his or her eligible dependents, outplacement services for a period of 12 months and up to a maximum of $25,000, and a lump sum cash payment equal to a pro-rata portion of the executive's annual bonus opportunity for the bonus cycle in which the executive's termination occurs to be paid per the Company's usual payment schedule at the percentage payable per the Company's fiscal year annual financial performance goal attainment. After the COBRA eligibility period has expired, the executive may elect to remain on or join the SAIC health care plan in a retiree rate pool until Medicare eligible at the executive’s expense.
Under the terms of the Severance Policy, if an active NEO intends to retire and provides the Company with at least six months advanced written notice of their termination and agrees to sign a two-year non-compete agreement, he or she will be entitled to receive a lump sum cash payment in an amount equal to 18 months (or 24 months in the case of our chief executive officer) of the monthly COBRA premium for continued group medical coverage for the executive officer and his or her eligible dependents and a lump sum payment equal to a pro-rata portion of the executive's annual bonus opportunity for the bonus cycle in which the executive's retirement occurs to be paid per the Company's usual payment schedule at the percentage payable per the
Company's fiscal year annual financial performance goal attainment. After the COBRA eligibility period has expired, the executive may elect to remain on or join the SAIC health care plan in a retiree rate pool until Medicare eligible at the executive’s expense.
The executive will continue to vest in all previously granted equity wards under the 2013 Plan or 2023 Plan per the original terms of the award, but without any minimum holding period requirements and without any proration of the award.
The Severance Policy generally defines a termination for “cause” if the termination is on account of the officer’s (i) conviction, or entering a plea of no contest, committing an act of fraud, embezzlement, theft or other felony, (ii) willful engagement in illegal conduct or gross misconduct that is significantly injurious to the Company, or (iii) failure to perform employment duties in a reasonably satisfactory manner after notice from the Company and, if the failure is capable of being cured, a 30-day opportunity to cure the failure. A resignation is generally defined to be for “good reason” if it is due to (i) a material adverse change in authority, duties or responsibilities (including if following a change of control the executive officer is no longer an executive), (ii) a material reduction in base salary or target bonus or any failure to pay the NEO any compensation to which the NEO is entitled within 15 days after the date when due, or (iii) a relocation of the individual’s principal place of employment of more than 50 miles, and the Company has failed to remedy the event or condition after receiving notice of the same. The Severance Policy defines a “change in control” in the same manner as the term is defined in our 2023 Plan, as described below.

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The Severance Policy provides that in the event that Internal Revenue Code Section 280G excise taxes may be payable by an executive, the executive will either receive payment in full, or have their payments cut-back to the largest amount which will avoid excise taxes, depending on which option results in receipt of the greatest amount of severance benefits by the executive on an after-tax basis.
The Severance Policy automatically renews on December 31 of the applicable year for the following year, unless, prior to a
“change in control” and not later than November 1 of such year, the Severance Policy is amended or terminated, and participants are provided notice.
Equity Awards Under the 2013 Plan. Under our 2013 Plan, the vesting of stock option and RSU awards will accelerate in full if the successor entity in a change in control does not assume or replace outstanding awards or, if such awards are assumed or replaced, and the award recipient’s employment ends within 18 months after the change in control due to termination without cause or resignation for good reason. The award agreements for PSUs issued under our 2013 Plan provide that if a change in control occurs before the end of a performance period, the performance period will be terminated and an award recipient will be entitled to receive, immediately prior to the change in control, a number of shares equal to the number determined by the committee to have been earned for each fiscal year in the performance period completed before the change in control, plus a pro rata portion of the shares determined by the committee to have been earned during the year in which the change in control occurred.
The 2013 Plan generally defines a “change in control” as (i) a merger or consolidation in which the Company is not the surviving corporation, (ii) a merger in which the Company is the surviving corporation but after which the Company’s pre-merger shareholders no longer own their Company shares, (iii) a sale of substantially all of the Company’s assets, or (iv) the acquisition, sale or transfer of more than 50% of the Company’s outstanding shares by tender offer or similar transaction. “Cause” for termination is generally defined in the 2013 Plan as employment-related dishonesty, fraud or misconduct likely to cause significant injury to the Company or its personnel, and “good reason” is defined in a manner similar to that under the Severance Policy.
Other than in the context of a change in control, RSU awards and option awards will vest in full immediately if employment ends due to death or disability, and, under those circumstances, options will remain exercisable for a period of time, which under the
2013 Plan is until the expiration date of the option award. Our PSU agreements provide that if employment ends due to death, an award recipient’s estate will be entitled to promptly receive a number of shares determined in the same manner as if a change in control had occurred on the date of death. If employment ends due to disability, after the completion of the first fiscal year of the performance period, a pro rata portion (based on the portion of the performance period completed prior to the employment termination) of the performance stock units determined to have been earned at the end of the three-year performance period will be paid out after the end of the performance period.
Under our Special Retirement eligibility provisions as described in the award agreement(s), employees who retire, including our
NEOs, may continue vesting in their stock option awards if they have held those options for at least 12 months prior to retirement and they retire (i) after age 59 1/2 with at least ten years of service or (ii) after age 59 1/2 when age at termination plus years of service equals at least 70. Our executive officers who retire after reaching the applicable mandatory retirement age, however, will be allowed to continue to vest in their option awards without regard to the 12 month holding requirement. Under the same conditions, executive officers may continue vesting in their RSU awards, and may receive the same pro rata payout of PSUs as applies in the event of a termination due to disability. We have the right to terminate continued vesting if a retiree violates confidentiality, non-solicitation or similar obligations to us.
In any other termination scenario involving an equity award recipient, including a NEO, the 2013 Plan provides that all unvested
RSUs, options and PSUs are forfeited. Under these circumstances, vested options remain exercisable for 90 days or until the option expiration date, if earlier. However, as noted above, the Severance policy allows designated eligible officers, including all of our active NEOs, to continue vesting in their equity awards if the executive officer is involuntarily terminated without cause or as a result of their retirement.
Equity Awards Under the 2023 Plan. Under our 2023 Plan, upon the occurrence of an award recipient’s termination of employment by the Company for any reason (other than cause, death, or disability) or upon the recipient’s resignation for good reason, in each case, within 18 months of a change in control, any outstanding awards that are subject to a time-based vesting condition will accelerate and vest in full. The 2023 Plan provides that if a change in control occurs before the end of a performance period, the performance period will be terminated and an award recipient will be entitled to receive, immediately prior to the change in control, a number of shares equal to the number determined by the committee to have been earned for each fiscal year in the performance period completed before the change in control, plus a pro rata portion of the shares determined by the committee to have been earned during the fiscal year in which the change in control occurred.
The 2023 Plan generally defines a “change in control” as (i) a merger or consolidation in which the Company is not the surviving corporation, (ii) a merger in which the Company is the surviving corporation but after which the Company’s pre-merger shareholders no longer own their Company shares, (iii) a sale of substantially all of the Company’s assets, or (iv) the acquisition, sale or transfer of more than 50% of the Company’s outstanding shares by tender offer or similar transaction. “Cause” for termination is generally defined in the 2023 Plan as employment-related dishonesty, fraud, misconduct or disclosure or misuse of confidential information that is likely to cause significant injury to the Company or its personnel, and “good reason” is defined in a manner similar to that under the Severance Policy.

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EXECUTIVE COMPENSATION
Other than in the context of a change in control, RSU awards will vest in full immediately if employment ends due to death or disability. Our PSU agreements provide that if employment ends due to death, an award recipient’s estate will be entitled to promptly receive a number of shares determined in the same manner as if a change in control had occurred on the date of death.
If employment ends due to disability, a pro rata portion (based on the portion of the performance period completed prior to the employment termination) of the performance stock units determined to have been earned at the end of the three-year performance period will be paid out after the end of the performance period.
Under our Special Retirement eligibility provisions as described in the award agreement(s), employees who retire, including our
NEOs, may continue vesting in their RSU awards if they have held those RSUs for at least 12 months prior to retirement and they retire (i) after age 59 1/2 with at least ten years of service or (ii) after age 59 1/2 when age at termination plus years of service equals at least 70. Under the same conditions, executive officers may receive the same pro rata payout of PSUs as applies in the event of a termination due to disability. We have the right to terminate continued vesting if a retiree violates confidentiality, non-solicitation or similar obligations to us. In addition, as noted above, the Severance Policy allows designated eligible officers, including all of our active NEOs, to continue vesting in their equity awards if the executive officer is involuntarily terminated without cause or as a result of their retirement.
In any other termination scenario involving an equity award recipient, including a NEO, the 2023 Plan provides that all unvested
RSUs and PSUs are forfeited.
Estimated Termination and Change in Control Payments and Benefits. The following table sets forth our estimates of the payments and benefits to be made to our NEOs under various termination and change in control scenarios. In calculating the amounts set forth in the table, we have assumed that (i) the date of termination was January 31, 2025, the last business day of fiscal 2025, (ii) the date of any related change in control was the same date, and (iii) the price of our common stock was
$108.28 per share, the closing market price of our common stock on the Nasdaq on January 31, 2025. The table does not reflect payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination, nor does it reflect amounts attributable to equity-based awards that were already vested, or distributions of plan balances under our nonqualified deferred compensation plan.

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EXECUTIVE COMPENSATION

Name	Without Cause Termination (not in connection with a Change in Control) ($)	Without Cause or With Good Reason Termination (in connection with a Change in Control)(1) ($)	Retirement ($)	Death ($)	Disability ($)
Ms. Townes-Whitley
Bonus(2)	1,800,000	1,800,000	1,800,000	—	—
Severance(3)	8,864,640	9,000,000	—	—	—
Medical coverage continuation(4)	40,043	60,065	40,043	—	—
Outplacement services(5)	25,000	25,000	—	—	—
Restricted stock units(6)	3,932,626	3,932,626	3,932,626	3,932,626	3,932,626
Performance stock units(7)	7,226,043	3,735,860	7,226,043	3,735,860	3,735,860
Applicable cut back(8)	—	—	—	—	—
Total	21,888,352	18,553,551	12,998,712	7,668,486	7,668,486
Mr. Natarajan
Bonus(2)	720,000	720,000	720,000	—	—
Severance(3)	2,486,050	2,880,000	—	—	—
Medical coverage continuation(4)	55,215	73,260	55,215	—	—
Outplacement services(5)	25,000	25,000	—	—	—
Restricted stock units(6)	1,229,754	1,229,754	1,229,754	1,229,754	1,229,754
Performance stock units(7)	1,787,094	904,101	1,787,094	904,101	904,101
Applicable cut back(8)	—	—	—	—	—
Total	6,303,113	5,832,115	3,792,063	2,133,855	2,133,855
Mr. Attili
Bonus(2)	440,000	440,000	440,000	—	—
Severance(3)	1,485,000	1,980,000	—	—	—
Medical coverage continuation(4)	34,195	45,593	34,195	—	—
Outplacement services(5)	25,000	25,000	—	—	—
Restricted stock units(6)	1,235,851	1,235,851	1,235,851	1,235,851	1,235,851
Performance stock units(7)	453,632	151,211	453,632	151,211	151,211
Applicable cut back(8)	—	—	—	—	—
Total	3,673,678	3,877,655	2,163,678	1,387,062	1,387,062
Ms. Hageman
Bonus(2)	575,000	575,000	575,000	—	—
Severance(3)	1,886,756	2,300,000	—	—	—
Medical coverage continuation(4)	37,414	49,885	37,414	—	—
Outplacement services(5)	25,000	25,000	—	—	—
Restricted stock units(6)	1,167,826	1,167,826	1,167,826	1,167,826	1,167,826
Performance stock units(7)	1,399,243	713,137	1,399,243	713,137	713,137
Applicable cut back(8)	—	—	—	—	—
Total	5,091,239	4,830,848	3,179,483	1,880,963	1,880,963
Mr. Ray
Bonus(2)	340,000	340,000	340,000	—	—
Severance(3)	1,179,670	1,530,000	—	—	—
Medical coverage continuation(4)	55,215	73,620	55,215	—	—
Outplacement services(5)	25,000	25,000	—	—	—
Restricted stock units(6)	1,157,022	1,157,022	1,157,022	1,157,022	1,157,022
Performance stock units(7)	428,408	201,083	428,408	201,083	201,083
Applicable cut back(8)	—	(92,480)	—	—	—
Total	3,185,315	3,234,245	1,980,645	1,358,105	1,358,105
(1)The change in control consequences for PSUs are the same whether or not a qualifying termination (involuntary termination without cause or resignation for good reason) occurs in connection with the change in control. With respect to option and RSU awards, the 2013 Plan also provides for accelerated vesting and exercisability of the awards if the successor corporation does not assume or replace the awards in connection with the change in control and the 2023 Plan provides for accelerated vesting upon a qualifying termination in connection with a change in control.

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EXECUTIVE COMPENSATION
(2)In the case of termination involuntarily without cause, in connection with a change in control, the NEOs receive a pro rata portion of their target bonus. In case of retirement the NEOs receive a pro rata portion of the actual bonus. However, because the assumed termination date of January 31, 2025 is the last day of the fiscal year, this column reflects the target bonus amounts of the date of termination.
(3) In the case of a qualifying termination not in connection with a change in control, severance amounts represent a single lump sum payment equal to two times for Ms. Townes-Whitley and 1.5 times for all other NEOs the sum of (a) the NEO's fiscal 2025 base salary and (b) the average of the annual bonuses paid for fiscal 2024, 2023 and 2022 (or such shorter period, where applicable). In the case of a qualifying termination in connection with a change in control, severance amounts represent a single lump sum payment equal to three times for Ms.
Townes-Whitley and two times for all other NEOs of the sum of (a) the NEO's fiscal 2025 base salary and (b) his or her target annual bonus for fiscal 2025.
(4)In the case of a qualifying termination not in connection with a change in control, these amounts represent a lump sum cash payment of COBRA benefits for 24 months for Ms. Townes-Whitley and 18 months for all other NEOs. In the case of a qualifying termination in connection with a change in control, these amounts represent a lump sum cash payment of COBRA benefits for 36 months for
Ms. Townes-Whitley and 24 months for all other NEOs. This payment is made without regard to whether the NEO is participating in the
Company’s medical coverage post termination.
(5)These amounts represent the maximum value to the NEO of outplacement counseling services to be provided for 12 months following a qualifying termination.
(6)These amounts represent the value of RSUs issued under the 2013 Plan or 2023 Plan, as applicable, that were held by the NEO at the end of fiscal 2025 and whose vesting and payment was accelerated in connection with a change in control, death, or disability or whose vesting continues without an employment requirement as a result of involuntary termination without cause, retirement, or termination due to death or disability. The value was calculated by multiplying the number of RSUs whose vesting or payment was accelerated or continued by the closing market price per share of our common stock on the Nasdaq on January 31, 2025, and includes accrued dividend equivalents as of
January 31, 2025. For more information regarding the number of unvested or unpaid RSUs held by each of the NEOs, see the table under the caption "Outstanding Equity Awards at Fiscal Year-End."
(7)These amounts represent the value of shares underlying outstanding PSUs issued under the 2013 Plan or 2023 Plan that were held by the
NEO at the end of fiscal 2025 and whose vesting was accelerated or continued in connection with a change in control, involuntary termination without cause, retirement, termination due to disability, or termination due to death. For PSUs in this table, the value was calculated by multiplying the number of performance stock units whose vesting was accelerated or continued  by the closing market price per share of our common stock on the Nasdaq on January 31, 2025, and includes accrued dividend equivalents as of January 31, 2025. For an involuntary termination without cause or retirement under the Severance Policy, the performance stock units earned are determined at the end of the three-year performance period and are paid at the end of that performance period. For a termination following a change of control or death, the PSU performance period will be terminated and an award recipient will be entitled to receive, immediately prior to the change in control, a number of shares equal to the number determined by the committee to have been earned for each fiscal year in the performance period completed before the change in control, plus a pro rata portion of the shares determined by the committee to have been earned during the fiscal year in which the change in control occurred. For a termination due to disability, a pro rata portion (based on the portion of the performance period completed prior to the employment termination) of the performance stock units determined to have been earned at the end of the three-year performance period will be paid out after the end of the performance period. In this table PSUs are assumed earned and calculated at 100.0% of target for all fiscal years within a performance period. Note that PSUs from fiscal 2023 are not included in this table since they are deemed to be earned as of January 31, 2025.
(8)Under the Severance Policy, executives either receive (a) payment in full, or (b) have their payments cutback to avoid excise taxes payable pursuant to Sections 280G and 4999 of the Internal Revenue Code, depending on which option results in receipt of the greatest amount of severance benefits by the executive on an after-tax basis. The amount reported under this item is the amount by which NEO's payment would be reduced if necessary to avoid paying excise taxes because such reduction results in a larger payment than if the excise tax was triggered.

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EXECUTIVE COMPENSATION
CEO Pay Ratio
We are providing the following information about the relationship of the annual median total compensation of our employees and the annual total compensation of Toni Townes-Whitley, our CEO at the end of fiscal 2025.
We identified the median employee employed as of December 31, 2024 as follows:
•We collected data for all employees (excluding the CEO), including part-time and full-time, permanent, temporary and seasonal employees, and excluding independent contractors.
•We used base pay as our consistently applied compensation measure.
•We identified employees within a narrow range of the estimated median and then employed statistical sampling to select the median employee from within that range.
We then determined our median employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our NEOs for purposes of the Summary Compensation Table disclosed above. The median employee's total compensation in fiscal 2025 was comprised of base salary and 401(k) plan contributions.
Based on the above calculations, for fiscal 2025, our last completed fiscal year:
•the annual total compensation of the median employee was $115,783; and
•the total compensation of our CEO was $10,241,743
Therefore, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 88:1. Our pay ratio estimate has been calculated in a manner consistent with item 401(u) of
Regulation S-K.
Pay Versus Performance
The following table and supporting graphics below set out information about the relationship between executive compensation actually paid and the Company's financial performance for the five fiscal years in satisfaction of Item 402(v) of Regulation S-K.
The below table presents compensation actually paid ("CAP") to our principal executive officer ("PEO") and (on average) to our other NEOs ("non-PEOs") during the specified fiscal years alongside summary compensation table ("SCT") totals, total shareholder return (for the Company and a peer group), net income and the Company selected measure of revenue. The
Company selected this measure as the most important measure used in the last fiscal year to link CAP to our executives and our performance. This measure is a key metric in the short-term incentive plan for our executives, representing 33% of the target opportunity as found on page 46.

Fiscal Year(1)	Summary Compensation Table Total for First PEO (Keene) ($)	Compensation Actually Paid to First PEO (Keene)(2)(3)(4) ($)	Summary Compensation Table Total for Second PEO (Townes- Whitley) ($)	Compensation Actually Paid to Second PEO (Townes- Whitley)(2)(3)(4) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)(4) ($)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(5)	Net Income ($ in millions)(6)	Revenue ($ in millions)(7)
2025	—	—	10,241,743	8,432,362	3,043,064	2,628,442	132.94	195.26	362	7,479
2024	12,895,917	18,951,966	10,990,318	13,473,423	4,541,334	6,387,422	156.53	153.18	477	7,444
2023	8,664,380	13,290,774	—	—	4,681,658	5,523,501	124.66	119.29	303	7,704
2022	8,343,156	6,384,092	—	—	2,563,133	2,239,947	95.92	121.59	279	7,394
2021	6,936,702	9,060,542	—	—	1,945,432	2,322,465	111.36	106.52	211	7,056
(1) Our PEO and Non-PEO NEOs included in the above compensation columns reflect the following:

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Fiscal Year	PEOs	Non-PEO NEOs
2025	Toni Townes- Whitley	Prabu Natarajan, Srinivas Attili, Hilary L. Hageman, David C. Ray
2024	Nazzic S. Keene; Toni Townes- Whitley	Prabu Natarajan, Robert S. Genter, Michael W. LaRouche, Michelle O’Hara
2023	Nazzic S. Keene	Prabu Natarajan, Robert S. Genter, Michael W. LaRouche, Michelle O’Hara, Steven G. Mahon
2022	Nazzic S. Keene	Prabu Natarajan, Robert S. Genter, Michael W. LaRouche, Steven G. Mahon
2021	Nazzic S. Keene	Prabu Natarajan, Charles A. Mathis, Robert S. Genter, Michael W. LaRouche, Steven G. Mahon
(2)In accordance with Item 402(v) requirements, the fair value of unvested and outstanding equity awards included in the CAP columns were remeasured as of the end of each fiscal year, and as of each vesting date, during the fiscal years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies that are consistent with those used to estimate fair value in accordance with ASC Topic 718. The fair value of options was determined by using a lattice model, the fair value of the
TSR-modifier and relative TSR-based PSUs was determined by using a Monte Carlo simulated pricing model, non-market based PSUs reflect the probable outcome of the performance vesting conditions as of each measurement date, and RSUs fair value equals the stock price on the appropriate measurement date.
(3)For the portion of CAP that is based on the Company's fiscal year-end stock prices, the following prices were used for 2025: $108.28, for
2024: $129.01, for 2023: $104.08, for 2022: $81.32, and for 2021: $96.03.
(4)The dollar amounts reported represent the amount of CAP as computed in accordance with Item 402(v) of SEC Regulation S-K. A reconciliation of Total Compensation from the SCT to CAP to the PEO and our Non-PEO NEOs (as an average) is shown below:

		First PEO (Keene)
Adjustments	2025	2024	2023	2022	2021
Total Compensation from SCT	—	$12,895,917	$8,664,380	$8,343,156	$6,936,702
Adjustments for stock and option awards:
(Subtraction): SCT Amounts	—	(7,254,762)	(5,840,076)	(5,333,701)	(4,200,061)
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	—	6,128,313	7,124,332	5,194,332	5,837,530
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	—	1,734,628	1,852,379	(1,238,005)	593,158
Addition: Vesting date fair value of awards granted and vesting during such year	—	2,918,464	—	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	—	2,283,842	1,286,527	(762,622)	(226,955)
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	—	245,564	203,232	180,932	120,168
Compensation Actually Paid (as calculated)	$—	$18,951,966	$13,290,774	$6,384,092	$9,060,542

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		Second PEO (Townes-Whitley)
Adjustments	2025	2024	2023	2022	2021
Total Compensation from SCT	$10,241,743	$10,990,318	$—	$—	$—
Adjustments for stock and option awards:
(Subtraction): SCT Amounts	(6,384,074)	(7,175,963)	—	—	—
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	5,966,499	9,606,473	—	—	—
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	(1,468,134)	—	—	—	—
Addition: Vesting date fair value of awards granted and vesting during such year	—	—	—	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	(98,246)	—	—	—	—
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	174,574	52,595	—	—	—
Compensation Actually Paid (as calculated)	$8,432,362	$13,473,423	$—	$—	$—

		Average of Other NEOs
Adjustments	2025	2024	2023	2022	2021
Total Compensation from SCT	$3,043,064	$4,541,334	$4,681,658	$2,563,133	$1,945,432
Adjustments for stock and option awards:
(Subtraction): SCT Amounts	(1,548,968)	(1,575,993)	(3,040,104)	(1,160,628)	(990,070)
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	1,457,430	1,654,263	3,223,412	1,130,294	1,295,882
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	(200,391)	620,349	379,538	(211,064)	105,297
Addition: Vesting date fair value of awards granted and vesting during such year	—	311,011	—	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	(168,756)	752,594	237,325	(117,602)	(56,875)
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	46,063	83,864	41,672	35,814	22,799
Compensation Actually Paid (as calculated)	$2,628,442	$6,387,422	$5,523,501	$2,239,947	$2,322,465
(5)Peer Group TSR reflects the Company’s selected peer group, the Dow Jones US Computer Services Index, as reflected in our Annual
Report on the Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended January 31, 2025. The Company and peer group TSR for each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on January 31, 2020 (the last day of fiscal 2020) through and including the end of the fiscal year for each year reported in the table.
(6)Net income is as listed on our Annual Report on Form 10-K in accordance with U.S. GAAP.
(7)Revenue is the financial measure from the tabular list of fiscal 2025 Most Important Measures shown below which, in the Company’s assessment, represents the most important performance measure used to link CAP to our PEO and Non-PEO NEOs to the Company’s performance for fiscal 2025. Revenue is as listed on our Annual Report on the Form 10-K in accordance with U.S. GAAP.

saic.com | 69

EXECUTIVE COMPENSATION
Tabular List of Important Financial Performance Measures
The following table lists the most important financial performance measures we used to link CAP to our executives to Company performance for the most recently completed fiscal year. These measures are utilized in our short-term and long-term incentive plans, and are aligned with our pay for performance philosophy. For further information regarding these performance metrics in our incentive programs, please see the "Compensation Discussion and Analysis" beginning on page 40.

Most Important Measures (Unranked)
Revenue
Adjusted EBITDA(1)
Adjusted Operating Cash Flow(1)
(1)Adjusted EBITDA and adjusted operating cash flow are non-GAAP measures. See the Appendix to this Proxy Statement for a reconciliation as to how each adjusted non-GAAP performance measure for the performance stock units is calculated as compared to the most closely comparable GAAP measure.

70 | Science Applications International Corporation | 2025 Proxy Statement

EXECUTIVE COMPENSATION
Relationship between Pay and Performance
The following charts present a graphical comparison of CAP and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below presents the relationship between the Company’s TSR and that of the selected peer group, the Dow Jones US Computer Services Index. As noted above, CAP for purposes of the tabular disclosures and the following charts were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our PEO and NEOs during the applicable fiscal years.
Compensation Actually Paid and Company/Peer Group Total Shareholder Return
Compensation Actually Paid and Net Income
Compensation Actually Paid and Revenue

saic.com | 71

EXECUTIVE COMPENSATION

72 | Science Applications International Corporation | 2025 Proxy Statement
PROPOSAL 3 - RATIFICATION OF
APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Board unanimously
recommends a vote FOR
this Proposal.
The Audit Committee believes that the appointment of Ernst & Young LLP ("EY") is in the best interests of the company and its stockholders, and proposes and recommends that the stockholders ratify the Audit Committee’s appointment of EY as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January
30, 2026. Representatives of EY will be present at the virtual annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.
Stockholders are not required to ratify the appointment of EY as our independent registered public accounting firm. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain EY. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that a change in accounting firms would be in our stockholders’ best interests.
Vote Required
The affirmative vote of the holders of a majority of the voting power of common stock present or represented and entitled to vote on Proposal 3 either in person or by proxy is required to approve the proposal. Abstentions have the effect of a vote against the proposal, and broker “non-votes” have no effect on the outcome of the proposal. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.
Recommendation of the Board
The Board unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2026.

73 | saic.com

74 | Science Applications International Corporation | 2025 Proxy Statement

AUDIT MATTERS
AUDIT MATTERS
Audit Committee Report
The Audit Committee of the Board is responsible for assisting the Board in fulfilling its oversight responsibilities over the company’s accounting, auditing and financial reporting processes, internal controls, and for monitoring compliance with certain regulatory and legal requirements. The responsibilities of the Audit Committee are described in a written charter that has been reviewed and approved by the Board. The current Audit Committee charter is available on the company’s investor relations website at investors.saic.com by clicking on the link entitled “Corporate Governance.” A summary of the provisions of the Audit
Committee charter, including the responsibilities of the Audit Committee, is set forth in this Proxy Statement under "Corporate
Governance – Audit Committee," beginning on page 27.
Management is responsible for preparing the company’s financial statements and for the financial reporting process, including evaluating the effectiveness of the company’s disclosure controls and procedures and internal control over financial reporting.
EY, the company’s independent registered public accounting firm for fiscal 2025, is responsible for performing an independent audit of the company’s annual consolidated financial statements and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America, and on the effectiveness of the company’s internal control over financial reporting.
Each current Audit Committee member (Carolyn B. Handlon, Yvette M. Kanouff, Timothy J. Mayopoulos, Milford W. McGuirt, and
James C. Reagan ) meets the independence and financial literacy requirements of the SEC and Nasdaq as well as qualifies as an audit committee financial expert under SEC rules. For a further description of each Audit Committee member’s background and expertise, please refer to the director qualification section of this Proxy Statement beginning on page 13.
In the course of fulfilling its responsibilities, the Audit Committee has:
•evaluated the qualifications, performance and compensation of the company’s independent auditor (EY);
•separately met with the internal auditor and EY to discuss any matters that the internal auditor, EY or the Audit Committee believed should be discussed privately without members of management present;
•reviewed and discussed with EY the items required to be disclosed under the applicable requirements of the Public
Company Accounting Oversight Board (“PCAOB”) and the SEC;
•received written disclosures and the letter from EY regarding its independence required by applicable requirements of the
PCAOB, and discussed with EY its independence;
•reviewed and discussed with management and EY the company’s internal control over financial reporting; and
•reviewed and discussed with management and EY the audited consolidated financial statements for fiscal 2025.
Based on the reviews and discussions summarized in this report and subject to the limitations on our role and responsibilities referred to above and contained in the Audit Committee charter, the Audit Committee recommended to the Board that the company’s audited consolidated financial statements referred to above be included in the company’s Annual Report on Form
10-K for fiscal 2025 for filing with the SEC.
Milford W. McGuirt (Chair)
Carolyn B. Handlon
Yvette M. Kanouff
Timothy J. Mayopoulos
James C. Reagan
Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the company's fiscal year ending January 30, 2026. Stockholders are being asked to ratify the appointment of Ernst & Young LLP at the annual meeting, as described above.

saic.com | 75

AUDIT MATTERS
Audit and Non-Audit Fees
Aggregate fees billed to the company for fiscal 2025 and fiscal 2024 by our independent registered public accounting firm, EY, were as follows:

	January 31, 2025	February 2, 2024
Audit Fees(1)	$5,005,000	$4,663,500
Audit-Related Fees(2)	$7,200	$7,200
Tax Fees(3)	$241,002	$267,800
All Other Fees	$—	$—
Total Fees	$5,253,202	$4,938,500
(1)Audit Fees consist of professional services rendered for the audit of the annual consolidated financial statements, including the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, and the review of quarterly consolidated financial statements.
Audit fees also include services that are normally provided by the accountant in connection with the audit, such as consents and certain other company filings and submissions with the SEC.
(2)Audit-Related Fees reflect fees for services that are reasonably related to the performance of the audit or review of the company’s financial statements. For fiscal 2025 and 2024, this included fees for online accounting research access.
(3)Tax Fees include a variety of permissible tax services related to preparation and/or review of statutory tax filings within U.S., foreign, and state jurisdictions, general tax advisory services (including research and discussions related to tax compliance matters) and assistance with credits and incentives opportunities in various jurisdictions.
The Audit Committee has considered whether the above services provided by EY are compatible to maintaining the independence of EY. The Audit Committee has the responsibility to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in advance. Further, the Chair of the Audit Committee has the authority to pre-approve audit and non-audit services as necessary between regular meetings of the Audit Committee, provided that any of those services that were pre-approved in that manner will be disclosed to the full Audit Committee at its next scheduled meeting.
All of the Audit Fees, Audit-Related Fees, non-audit Tax Fees, and All Other Fees set forth above were pre-approved by one of these means.

76 | Science Applications International Corporation | 2025 Proxy Statement

saic.com | 77
OTHER INFORMATION
Stock Ownership of Certain Beneficial Owners
The following table provides information regarding the beneficial ownership of each person known by us to beneficially own more than five percent of SAIC common stock as of April 7, 2025.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
The Vanguard Group(1)	4,759,939	10.1%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.(2)	4,381,959	9.3%
55 East 52nd Street New York, NY 10055
(1)Information shown is based solely on stock ownership information reported by the filer on a Form 13F filed with the SEC on February 11,
2025 with respect to holdings as of December 31, 2024.  Based on a Schedule 13G/A filed with the SEC on February 13, 2024, The
Vanguard Group, an investment adviser filing on behalf of itself and certain of its subsidiaries, reported that it beneficially owned 5,147,005 shares as of December 29, 2023, including shared voting power over 20,506 shares, sole dispositive power over 5,076,440 shares and shared dispositive power over 70,565 shares .
(2)Information shown is based solely on stock ownership information reported by the filer on a Form 13F filed with the SEC on February 7,
2025 with respect to holdings as of December 31, 2024.  Based on a Schedule 13G/A filed with the SEC on January 24, 2024, BlackRock,
Inc., a holding company filing on behalf of itself and certain of its subsidiaries, reported that it beneficially owned 4,876,090 shares as of
December 31, 2023, including sole voting power over 4,654,650 shares and sole dispositive power over 4,876,090 shares.

78 | Science Applications International Corporation | 2025 Proxy Statement

OTHER INFORMATION
Stock Ownership of Directors and Officers
The following table sets forth, as of April 7, 2025, the beneficial ownership of our common stock by our directors, the NEOs, and all of our directors and executive officers as a group. None of our directors or executive officers beneficially own more than one percent of our common stock. As a group, our directors and executive officers beneficially own approximately 0.44% of our common stock. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares beneficially owned by that individual, except for any investment or voting power that may be shared with a spouse. No shares have been pledged.

Beneficial Owner	Common stock(1)	Stock units(2)	Options and RSUs(3)	Total shares beneficially owned
Non-Employee Directors
Garth N. Graham	5,493	—	1,451	6,944
Carolyn B. Handlon	2,581	—	1,451	4,032
Yvette M. Kanouff	9,718	—	1,451	11,169
Timothy J. Mayopoulos	6,476	—	1,451	7,927
Katharina G. McFarland	5,643	—	1,451	7,094
Milford W. McGuirt	5,390	—	1,451	6,841
Donna S. Morea	32,376	—	4,327	36,703
James C. Reagan	2,716	—	1,451	4,167
Steven R. Shane	35,389	—	4,327	39,716
John K. Tien, Jr.	215	—	704	919
Named Executive Officers
Toni Townes-Whitley	13,012	—	—	13,012
Prabu Natarajan	54,054	—	—	54,054
Srinivas Attili	300	—	—	300
Hilary L. Hageman	8,227	—	—	8,227
David C. Ray	8,319	—	—	8,319
All directors and executive officers as a group (15 persons)	189,909	—	19,515	209,424
(1)Information in this column includes (a) the approximate number of shares allocated to all directors and officers as a group, 183,575 shares, and (b) shares held by certain trusts established by the individuals as follows: Mr. Shane, 1,334 shares; and Mr. Natarajan, 5,000 shares.
(2)Represents vested stock units attributable to the individual or the group in the Management Stock Compensation Plan or Key Executive
Stock Deferral Plan. Shares held in these plans are voted by the trustee in the same proportion as all other stockholders collectively vote their shares of common stock.
(3)Shares subject to options exercisable or RSUs subject to vesting, both within 60 days following April 7, 2025.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act and the rules of the SEC require our directors and executive officers as well as persons who beneficially own more than ten percent of our common stock to file reports of their ownership and changes in ownership of common stock with the SEC. For our directors and executive officers, our personnel generally prepare and file these reports on the basis of information obtained from each director and officer and pursuant to a power of attorney. Due to an administrative oversight a Form 4 reporting one transaction for Mr. DiFronzo was filed late during fiscal 2025. Based solely on the information provided to us, we believe that all other reports for our directors, executive officers and greater than ten percent stockholders complied with all filing requirements under Section 16(a) of the Exchange Act during fiscal 2025.

saic.com | 79

OTHER INFORMATION
Stockholder Proposals and Director Nominations for the 2026
Annual Meeting
Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so they are received by our
Corporate Secretary no later than the close of business (5:00 p.m. ET) on December 25, 2024. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
In order to be properly brought before the annual meeting of stockholders to be held in 2026 (the "2026 Annual Meeting"), a stockholder who desires to provide notice of nomination of one or more director candidates to be included in the company’s
Proxy Statement and ballot pursuant to Section 3.17 of our bylaws (a “proxy access nomination”) must be received by our
Corporate Secretary no earlier than November 24, 2025 and no later than the close of business on December 24, 2025 (not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the definitive Proxy Statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders). If the date of the 2026 Annual Meeting is more than 30 days before or more than 70 days after that anniversary date, notice of the proxy access nomination by the stockholder to be timely must be received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the 2026 Annual
Meeting or the close of business on the 10th day following the day on which the notice of proxy access nomination is mailed or public announcement of the date of the 2026 Annual Meeting is first made by the company, whichever first occurs.
In addition, in order for a stockholder to propose any matter for consideration at the 2026 Annual Meeting other than by inclusion in the Proxy Statement, the stockholder must give timely notice to our Corporate Secretary of such stockholder's intention to bring such business before the meeting. To be timely, notice must be delivered to the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. Therefore, in connection with the 2026 Annual Meeting, notice must be delivered to the
Corporate Secretary between February 4, 2026 and March 6, 2026. In the event, however, that the date of the 2026 Annual
Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us, whichever occurs later.
Any stockholder’s notice must include additional information about the stockholder and the underlying beneficial owner, if any, required under our bylaws, as amended from time to time, and SEC rules and regulations, including the information that would be required to be disclosed in a Proxy Statement soliciting proxies for the election of any proposed nomination of one or more director candidates. A stockholder’s notice must be updated, if necessary, so that the information submitted is true and correct as of the record date for determining stockholders entitled to receive notice of the meeting.
In addition to the requirements set forth above, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
Annual Report on Form 10-K
We will provide without charge to any stockholder, upon written or oral request, a copy of our Annual Report on Form 10-K for fiscal 2025 without exhibits. Requests should be directed to SAIC, 12010 Sunset Hills Road, Reston, Virginia 20190, Attention:
Corporate Secretary, or by calling (703) 676-4008.
By Order of the Board of Directors
Hilary L. Hageman
Corporate Secretary
April 23, 2025

80 | Science Applications International Corporation | 2025 Proxy Statement

saic.com | 81

APPENDICES
APPENDICES
Appendix A: Non-GAAP Financial Measures
This appendix describes the non-GAAP financial measures included in the Proxy Statement. While we believe that these non-
GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Other companies may define similar measures differently.

	Year Ended
	January 31, 2025	February 2, 2024	February 3, 2023
	(in millions)
Revenues	$7,479	$7,444	$7,704
Net income	362	477	303
Interest expense, net and loss on sale of receivables	140	129	126
Provision for income taxes	66	143	72
Depreciation and amortization	140	142	157
EBITDA(1)	$708	$891	$658
EBITDA as a percentage of revenues	9.5%	12.0%	8.5%
Acquisition and integration costs	(2)	1	13
Restructuring and impairment costs	8	23	24
Depreciation included in acquisition and integration costs and restructuring and impairment costs	(1)	(1)	(3)
Recovery of acquisition and integration costs and restructuring and impairment costs(2)	(3)	(6)	(12)
Gain on divestitures, net of transaction costs	—	(240)	—
Adjusted EBITDA(1)	$710	$668	$680
Adjusted EBITDA as a percentage of revenues	9.5%	9.0%	8.8%
(1)EBITDA is a performance measure that is calculated by taking net income and excluding interest and loss on sale of receivables, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is a performance measure that excludes acquisition and integration costs, impairments, restructuring costs, and any other material non-recurring costs that we do not consider to be indicative of our ongoing operating performance. Integration costs are costs to integrate acquired companies and include the costs of strategic consulting services, facility consolidation and employee related costs such as retention and severance costs. The acquisition and integration costs relate to the company’s acquisitions. We believe that these performance measures provide management and investors with useful information in assessing trends in our ongoing operating performance and may provide greater visibility in understanding the long-term financial performance of the company.
(2)Adjustment to reflect the portion of acquisition and integration costs and restructuring and impairment costs recovered through the company's indirect rates in accordance with Cost Accounting Standards.

82 | Science Applications International Corporation | 2025 Proxy Statement

APPENDICES
In addition to the above non-GAAP financial measures, the table below describes adjusted performance measures related to the
Performance Stock Units and Short-Term Incentive ("STI") Awards included in the Proxy Statement.

	Year Ended
	January 31, 2025	February 2, 2024	February 3, 2023
	(in millions)
Performance Stock Units Adjusted Performance Measures
Net income	$362	$477	$303
Interest expense, net and loss on sale of receivables	140	129	126
Provision for income taxes	66	143	72
Depreciation and amortization	140	142	157
EBITDA(1)	$708	$891	$658
EBITDA as a percentage of revenues	9.5%	12.0%	8.5%
Acquisition and integration costs	(2)	1	11
Restructuring impacts	4	16	11
Divestiture impacts	—	(240)	—
Legal settlements	—	2	—
Performance stock units adjusted EBITDA	$710	$670	$680
Performance stock units adjusted EBITDA as a percentage of revenues	9.5%	9.0%	8.8%
Cash flows provided by operating activities	$494	$396	$532
Excess tax benefits on stock based compensation	(5)	(6)	(4)
Cash paid for acquisition and integration costs	—	5	28
Restructuring impacts	7	(1)	(5)
Platform integration program working capital changes	72	28	9
Section 174 and related changes	54	75	68
Divestiture impacts	8	72	—
Impact from sale of receivables under Master Accounts Receivable Purchase Agreement	41	45	(50)
Legal settlements	2	—	—
Performance stock units adjusted operating cash flow	$673	$614	$578
Short-Term Incentive Adjusted Performance Measures
Revenue and STI adjusted revenue	$7,479	$7,444	$7,704
Net income	$362	$477	$303
Interest expense, net and loss on sale of receivables	140	129	126
Provision for income taxes	66	143	72
Depreciation and amortization	140	142	157
EBITDA(1)	$708	$891	$658
EBITDA as a percentage of revenues	9.5%	12.0%	8.5%
Acquisition and integration costs	(2)	1	11
Restructuring impacts	4	16	11
Divestiture impacts	—	(240)	—
Gain on sale of equity method investment	(5)	—	—
Executive transition	—	13	—
STI adjusted EBITDA	$705	$681	$680
Cash flows provided by operating activities	$494	$396	$532
Excess tax benefits on stock based compensation	(5)	(6)	(4)
Impact from sale of receivables under Master Accounts Receivable Purchase Agreement	41	45	(50)
Section 174 and related changes	—	—	68
Divestiture impacts	8	72	—
Executive transition	—	1	—
STI adjusted operating cash flow	$538	$508	$546

saic.com | 83

APPENDICES
(1)EBITDA is a non-GAAP performance measure that is calculated by taking net income and excluding interest and loss on sale of receivables, provision for income taxes, and depreciation and amortization. We believe that this performance measure provides management and investors with useful information in assessing trends in our ongoing operating performance and may provide greater visibility in understanding the long-term financial performance of the company..

SAIC®

ATTN: STOCK PROGRAMS
12010 SUNSET HILLS ROAD
RESTON, VA 20190

SCAN TO VIEW MATERIALS & VOTE

BY INTERNET
*Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above*

Use the Internet to transmit your proxy and/or voting instructions and for electronic delivery of information. Have your proxy and voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy and voting instruction form. Please see the reverse side of this card for information regarding specific voting deadlines.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SAIC2025**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your proxy and/or voting instructions. Have your proxy and voting instruction card in hand when you call and then follow the instructions. Please see the reverse side of this card for information regarding specific voting deadlines.

BY MAIL
Mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return it to SAIC, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65548-P23305 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SAIC®

1. The election of eleven director nominees:

		For	Against	Abstain
1a.	Garth N. Graham	☐	☐	☐
1b.	Carolyn B. Handlon	☐	☐	☐
1c.	Yvette M. Kanouff	☐	☐	☐
1d.	Timothy J. Mayopoulos	☐	☐	☐
1e.	Katharina G. McFarland	☐	☐	☐
1f.	Milford W. McGuirt	☐	☐	☐
1g.	Donna S. Morea	☐	☐	☐
1h.	James C. Reagan	☐	☐	☐
1i.	Steven R. Shane	☐	☐	☐
1j.	John K. Tien, Jr.	☐	☐	☐
1k.	Toni Townes-Whitley	☐	☐	☐

The Board of Directors recommends a vote FOR proposal 2.

		For	Against	Abstain
2.	**The approval of a non-binding, advisory vote on executive compensation.**	☐	☐	☐

The Board of Directors recommends a vote FOR proposal 3.

Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.
Please sign EXACTLY as name or names appear(s) hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a trust requires the signature of more than one trustee, all required trustees must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting:
The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

V65549-P23305

SAIC®

Proxy and Voting Instruction Card for the Virtual Annual Meeting of Stockholders - June 4, 2025
This Proxy and Voting Instruction Card is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Hilary L. Hageman, with full power of substitution, as proxy to represent the undersigned and to vote all of the shares of common stock the undersigned is entitled to vote at the Virtual Annual Meeting of Stockholders of Science Applications International Corporation (the "Company") to be held on June 4, 2025 at 9:00 a.m. PT, virtually via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/SAIC2025, and at any adjournment, postponement or continuation thereof (the "2025 Virtual Annual Meeting of Stockholders"), as indicated on the reverse side.

For stockholders who are participants in the Science Applications International Corporation Retirement Plan (the "SAIC Retirement Plan"), the undersigned also hereby instructs the Trustee, Vanguard Fiduciary Trust Company, and any successor, to vote all of the shares of common stock held for the undersigned's account in the SAIC Retirement Plan at the 2025 Virtual Annual Meeting of Stockholders, as indicated on the reverse side.

The shares of common stock to which this proxy and voting instruction card relates will be voted as directed. **If this proxy and voting instruction card is properly signed and returned but no instructions are indicated with respect to a particular item, (A) the shares represented by this proxy and voting instruction card which the undersigned is entitled to vote will be voted (i) FOR each of the nominees standing for election as a director in Proposal 1, (ii) FOR Proposal 2, (iii) FOR Proposal 3, and (iv) in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof, and (B) the shares represented by this proxy and voting instruction card held for the undersigned's account in the SAIC Retirement Plan will be voted in the same proportion as the shares held in the SAIC Retirement Plan for which voting instructions have been received are voted.** This proxy and voting instruction card, if properly executed and delivered in a timely manner, will revoke all prior proxies and voting instruction cards executed and delivered by the undersigned.

Please complete, sign, date and return the Proxy and Voting Instruction Card promptly using the enclosed envelope.

(Continued and to be signed on reverse side.)